UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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☐	Soliciting Material under §240.14a-12
Brinker International, Inc.
(Name of registrant as specified in its charter)
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2026	Notice of Annual Meeting and Proxy Statement

3000 Olympus Blvd.

Dallas, Texas 75019

(972) 980-9917

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Virtual Meeting Only—No Physical Meeting Location

To Be Held November 5, 2026 at 9:00 a.m. (CST)

September 25, 2026

Dear Shareholder:

We invite you to attend the annual meeting of shareholders (“Annual Meeting”) of Brinker International, Inc. (sometimes referred to here as “Brinker,” “we,” “us,” “our,” or the “Company”) to be held at 9:00 a.m. (CST) on Thursday, November 5, 2026, via a live audio-only webcast at www.proxydocs.com/EAT. Only shareholders who held shares as of the record date, September 8, 2026, may attend and participate in the Annual Meeting, submit questions and vote at the virtual Annual Meeting. You will not be able to attend the 2026 Annual Meeting in person. See “Proxy Summary” and “FAQs About the Meeting and Voting” included in the accompanying proxy statement (the “Proxy Statement”) for additional information about the Annual Meeting and attendance process, including if you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee.

At the Annual Meeting, shareholders will be asked to: (1) elect nine (9) directors named in the Proxy Statement for one-year terms until the next annual meeting of shareholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal; (2) vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2027; (3) cast an advisory vote to approve our executive compensation, as described in this Proxy Statement; and (4) conduct any other business properly brought before the meeting.

Your vote is important. Whether or not you plan to participate in the Annual Meeting virtually, please take time to review the Proxy Materials and vote. If you decide not to attend the Annual Meeting virtually, you may vote on these proposals by proxy prior to the Annual Meeting. To do so, please cast your vote online as instructed in the Notice of Internet Availability of Proxy Materials you received or by telephone after your review of the proxy materials at www.proxydocs.com/EAT or, upon your request, after receipt of hard copies of proxy materials. We ask that you cast your vote as promptly as possible. You may also request a paper copy of the proxy card to submit your vote if you prefer. We encourage you to vote online prior to the Annual Meeting. It is convenient and saves postage and processing costs. If you vote online, by mail, or by telephone prior to the Annual Meeting and later decide to attend the virtual Annual Meeting, you may participate in the Annual Meeting and vote.

This Notice, the Notice of Internet Availability of Proxy Materials, the Proxy Statement, and the Annual Report are first being made available to shareholders on or about September 25, 2026.

We look forward to your participation in this year’s meeting.

Very truly yours, Kevin D. Hochman Chief Executive Officer and President of Brinker International, Inc., President of Chili’s Grill & Bar and President of Maggiano’s Little Italy

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 5, 2026

Brinker’s Proxy Statement and 2026 Annual Report for the year ended June 24, 2026 are available at www.proxydocs.com/EAT

BRINKER INTERNATIONAL, INC.

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts made in this document are forward-looking. We use words such as “believes,” “anticipates,” “estimates,” “predicts,” “expects,” “plans,” “intends,” “projects,” “continues,” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Fiscal 2026 Annual Report on Form 10-K. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document. Except as required by law, we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Making People Feel Special	Brinker International • 2026 Notice & Proxy

PROXY SUMMARY

This summary highlights selected information that is provided in more detail throughout this Proxy Statement. This summary does not contain all the information you should consider before voting. Please read the entire Proxy Statement before casting your vote. You may view the Proxy Statement and Fiscal 2026 Annual Report at www.proxydocs.com/EAT.

ANNUAL MEETING INFORMATION

Thursday, November 5, 2026 9:00 AM (CST)
The Annual Meeting will occur via a live audio-only webcast* There is no physical location for the 2026 Annual Meeting
Tuesday, September 8, 2026 Only shareholders as of the record date are entitled to vote

*

We have adopted a virtual format for our 2026 Annual Meeting. In order to attend the Annual Meeting, you must visit www.proxydocs.com/EAT and enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you may also need to provide the registered name on your account and the name of your broker or other nominee as part of the attendance process.

We encourage you to access the Annual Meeting before it begins. Online check-in will be available approximately 15 minutes before the Annual Meeting starts. Upon entry of your control number and other required information, you will receive further instructions allowing you to attend and participate in the Annual Meeting, submit questions, and vote at the virtual Annual Meeting.

SHAREHOLDER ACTIONS

Proposals:		Board Voting Recommendation	Votes Required	Page Reference

1	Election of Directors	FOR each nominee	Majority of Votes Cast	4-7

2	Ratification of Independent Registered Public Accounting Firm	FOR	Majority of Votes Cast	8

3	Advisory Vote to Approve Executive Compensation	FOR	Majority of Votes Cast	9

Making People Feel Special	Brinker International • 2026 Notice & Proxy	1

VOTING YOUR SHARES PRIOR TO THE ANNUAL MEETING

Your vote is important. Whether you plan to attend and participate in the virtual Annual Meeting or not, we encourage you to follow the instructions on the Notice of Internet Availability of Proxy Materials to vote prior to the Annual Meeting. You may vote:

Online

Visit www.proxypush.com/EAT and enter your control number to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials or proxy card (if you are a shareholder of record)), or follow instructions on your voting instruction form or notice (if your shares are held in street name)

By Phone

Call the toll-free phone number (866-785-4032) and enter your control number needed to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials or proxy card (if you are a shareholder of record)), or follow instructions on your voting instruction form or notice (if your shares are held in street name)

By Mail Request, complete and mail a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials

If you submit your proxy by telephone or online, you do not need to return your proxy card by mail.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Committees of the Board of Directors

The Board of Directors (the “Board”) has the following standing committees and current committee composition:

Board Members	Age	Director Since	Audit Committee	Talent & Compensation Committee	Governance & Nominating Committee

Joseph M. DePinto(1)	63	2010

Frances L. Allen	64	2020	M		M

Cynthia L. Davis	64	2019		M	C

Harriet Edelman(2)	70	2008	M	C

William T. Giles(2)	67	2013	C	M

Kevin D. Hochman(3)	52	2022

Ramona T. Hood	54	2022		M	M

Timothy A. Johnson(2)(4)	59	2025	M	M

James C. Katzman(2)	59	2018	M		M

Frank D. Liberio	63	2024	M		M

Meetings During Fiscal 2026			8	8	5

C — Committee Chair

M — Member

(1)	Chairman of the Board.

(2)	Has been designated as an Audit Committee Financial Expert.

(3)	As the only non-independent member of the Board, Mr. Hochman does not serve on any Board committees.

(4)	Mr. Johnson will not be standing for re-election at the end of his current term.

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Board of Directors Overview

Our Board is comprised of directors who have a variety of skills, experience and core competencies that we consider important for our director nominees. All directors have skills or experience related to senior leadership and strategy development. The table below shows areas relevant to our business where our director nominees have additional skills, education, experience, or prior leadership oversight:

Experience	Allen	Davis	DePinto	Edelman	Giles	Hochman	Hood	Johnson	Katzman	Liberio
Restaurant Industry	√	√	√		√	√				√
Retail Industry		√	√	√	√	√		√		√
Marketing	√	√	√			√	√
Finance	√	√	√	√	√	√	√	√	√
Hospitality or Customer Service	√	√	√	√	√	√	√			√
Operations Management	√	√	√	√		√	√	√		√
Accounting or Audit			√	√	√	√		√	√
Cybersecurity				√	√			√		√
Risk Management		√	√	√	√		√	√	√

Making People Feel Special	Brinker International • 2026 Notice & Proxy	3

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR the election of each of the nominees named below. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. However, if any nominee becomes unable or unwilling to serve as a nominee at the time of the Annual Meeting, the individuals named as proxies may vote for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors may reduce the size of the Board of Directors, or leave a vacancy that the Board of Directors may fill at a later date. All nominees are currently serving as directors of the Company and all were last elected by the shareholders at the 2025 annual meeting of shareholders. The size of the Board will be reduced to nine as of the Annual Meeting, as Mr. Johnson will not be standing for re-election at the end of his current term.

Information About Nominees

We are furnishing below certain biographical information about each of the nine nominees for director, including public company directorships held during the last five years. Also included is a description of the experience, qualifications, attributes and skills of each nominee that led to the Board’s and Governance & Nominating Committee’s conclusion that he or she should serve as a director, considering the Company’s current business and structure:

Director since: 2020 Age: 64 Board Committees: Audit and Governance & Nominating Other Public Company Boards: Grocery Outlet

FRANCES L. ALLEN

Independent Director

Skills and Experience

Ms. Allen served as Chief Executive Officer of Checkers Drive-In Restaurants, Inc., one of the largest chains of double drive-thru restaurants in the U.S., from February 2020 until her retirement in September 2024. Previously, Ms. Allen served as Chief Executive Officer of Boston Market Corp., a fast casual restaurant, from May 2018 to February 2020, and President of Jack in the Box, Inc., a quick-service restaurant chain, from October 2014 to February 2018. Ms. Allen currently serves on the Board of Directors of Grocery Outlet, and serves as a member of the Advisory Board of Hi Auto, the leading AI Voice-Activated Ordering Solution for Drive Thru restaurants and for the GRMA (Global Retail Marketing Association). She also served on the Board of Directors of Checkers Drive-In Restaurants, Inc. from 2020 to 2024 and MarineMax, Inc. from 2013 to 2015.

Director Qualifications

Ms. Allen brings a wealth of expertise derived from her leadership of various consumer brands, including most recently as chief executive officer or president of three different restaurant brands. She has more than 13 years of experience working closely with the boards of directors of publicly traded companies. Her experience spanning over several retail segments, including 19 years in the restaurant industry, gives her valuable insight into consumer behavior, restaurant operations, corporate strategy, marketing and restaurant financial matters.

Director since: 2019 Age: 64 Board Committees: Talent & Compensation and Governance & Nominating Other Public Company Boards: Deckers Outdoor Corporation

CYNTHIA L. DAVIS

Independent Director

Skills and Experience

Ms. Davis is a former Nike executive where she served as Vice President of Nike, Inc., a global provider of athletic footwear and apparel, and President of Nike Golf from September 2008 to October 2014, after having served in various other positions with Nike since January 2005. Prior to that, Ms. Davis was Senior Vice President at Golf Channel, a division of Comcast Corporation, from January 2001 to December 2004, and was formerly President and Chief Executive Officer of Arnold Palmer Golf Management, LLC from March 1998 to December 2000. Ms. Davis serves as Board Chair of Deckers Outdoor Corporation, as Chair of the Board of Trustees at Furman University, and as Trustee for the Arthur M. Blank Family of Businesses. She previously served on the Board of Directors of Kennametal, Inc. from 2012 to 2025 and Buffalo Wild Wings, Inc. from 2015 to 2018.

Director Qualifications

Ms. Davis brings extensive experience as a senior officer of multiple national and international companies, including service as the president of a division of a large, publicly traded retail company. She has a broad understanding of corporate strategy, sales, marketing, brand management and operations, and has served on the boards of several publicly traded companies, including a casual dining chain restaurant company.

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Director since: 2010 Age: 63 Board Committees: None Other Public Company Boards: Target Corporation

JOSEPH M. DEPINTO

Chairman of the Board of Directors

Skills and Experience

Mr. DePinto is Chairman of the Board of Directors of the Company, serving in this position since November 2013. He served as Chief Executive Officer of 7-Eleven, Inc., a large multi-unit retail company that is a private wholly owned subsidiary of 7 & i Holdings Co., Ltd., serving in this position from December 2005 until his retirement in December 2025. Previously, Mr. DePinto served as President of GameStop Corporation from March 2005 to December 2005. Mr. DePinto currently serves on the Board of Directors of Target Corporation, the Johnny Mac Soldiers Fund, Children’s Health System of Texas, and A Parent Media Co. Inc. Additionally, Mr. DePinto previously served on the boards of 7-Eleven, Inc., 7&i Holdings Co., Ltd., OfficeMax, Inc., Geniant Corp., Jo-Ann Stores, Inc., and DHC Acquisition Corp. Mr. DePinto is a United States Army veteran and in December 2017, was appointed a Civilian Aide to the Secretary of the Army. Mr. DePinto holds a Bachelor of Science degree from The United States Military Academy at West Point and a Master of Business Administration from the Kellogg School of Management at Northwestern University.

Director Qualifications

Mr. DePinto brings his skills and knowledge as a former chief executive officer of a large multi-unit retail company operating in domestic and international markets, as well as his experience serving on the boards of other large or public companies. He provides a significant broad-based understanding of leading a large public company, as well as a unique understanding of all aspects of retailing, including operations, marketing, finance and strategic planning. His service as Chairman of the Board since 2013 also provides deep institutional knowledge of the Company and its brands, as well as significant experience overseeing the Company’s strategy and risk management.

Director since: 2008 Age: 70 Board Committees: Audit and Talent & Compensation Other Public Company Boards: Assurant, Inc.

HARRIET EDELMAN

Independent Director

Skills and Experience

Ms. Edelman is Vice Chairman of Emigrant Bank, a private financial institution, having served in this role since November 2010. Previously, Ms. Edelman served as Advisor to the Chairman of Emigrant Bank from June 2008 through October 2010. Prior to Emigrant Bank, Ms. Edelman served in numerous executive leadership positions over a 25-year career at Avon Products, Inc. until 2008. She served as Senior Vice President and Chief Information Officer from January 2000 through March 2008, as Senior Vice President, Global Supply Chain from May 1996 to January 2000, and previously in executive roles in sales, marketing, customer service, strategy, business transformation and as a member of the executive and finance committee. Ms. Edelman serves as a management participant of the Board of Emigrant Bank. She serves on the Board of Directors of Assurant, Inc. Ms. Edelman formerly served as Chairman of the Board of Directors of Bed Bath & Beyond Inc. from 2019 to 2023, and on the Board of Directors of UCB Pharma from 2012 until 2017. She also served as Vice Chairman on the Board of Trustees of Bucknell University until she stepped down in June 2020.

Director Qualifications

Ms. Edelman brings over 25 years of experience serving on large public company boards in the U.S. and Europe; working as a senior officer in a worldwide retail company in areas of marketing, sales, information technology, risk management, e-commerce, supply chain management and global business operations; and leading a banking enterprise with responsibility for finance, IT and loan servicing. Ms. Edelman has additional expertise in risk management, compliance, regulatory, government relations, and activist investor situations. Ms. Edelman has served on the Nominating and Governance, Technology, Compensation, Audit, and Executive committees of the organizations she has served and has held board Chair and committee leadership positions for Audit, Compensation, Nominating & Governance and Technology committees. Ms. Edelman is credentialed by National Association of Corporate Directors (NACD) in board oversight of cybersecurity and by the Diligent Institute in AI Ethics and Governance. She also received Diligent’s Human Capital, Compensation and Culture certification.

Making People Feel Special	Brinker International • 2026 Notice & Proxy	5

Director since: 2013 Age: 67 Board Committees: Audit and Talent & Compensation Other Public Company Boards: Floor & Decor Holdings, Inc. and Constellation Brands, Inc.

WILLIAM T. GILES

Independent Director

Skills and Experience

Mr. Giles served as the Chief Financial Officer and Executive Vice President—Finance, Information Technology and Store Development, Customer Satisfaction for AutoZone, Inc., a specialty retailer and distributor of automotive replacement parts and accessories, from 2007 until his retirement in January 2021. He joined AutoZone in 2006 as Chief Financial Officer and Executive Vice President—Finance. From 1991 to May 2006, he held several positions with Linens ‘n Things, Inc., a retailer of home textiles, housewares and decorative home accessories, most recently as the Executive Vice President and Chief Financial Officer. Prior to 1991, he worked for Melville, Inc. and PricewaterhouseCoopers. Mr. Giles currently serves on the Board of Directors for Floor & Decor Holdings, Inc., Constellation Brands, Inc. and Autism Speaks, and is a member of the Alfred University Board of Trustees.

Director Qualifications

Mr. Giles brings more than 30 years of financial proficiency and business leadership in the retail products industry and skills as a former chief financial officer of a public company. He also brings significant accounting and financial reporting expertise, developed as a chief financial officer and, earlier in his career, at Pricewaterhouse Coopers. He provides unique insights into the strategic, risk management, governance and financial issues facing public companies in a consumer-facing industry. His executive responsibility for information technology at AutoZone, provides the Board with valuable perspective on cybersecurity and technology matters. In addition, through his service on the Board since 2013, Mr. Giles has developed a deep understanding of the Company’s business operations and strategy and of the restaurant industry.

Director since: 2022 Age: 52 Board Committees: None Other Public Company Boards: None

KEVIN D. HOCHMAN

Chief Executive Officer and President

Skills and Experience

Mr. Hochman is Chief Executive Officer and President of the Company and President of Chili’s Grill & Bar, the flagship brand of the Company, having been appointed to this position in June 2022, and he has been serving as President of Maggiano’s Little Italy on an interim basis since August 2025. Under Mr. Hochman’s leadership, Brinker International’s market capitalization has increased from approximately $1.3 billion to over $8 billion. Mr. Hochman was named 2025 Restaurant Leader of the Year by Restaurant Business Magazine, awarded the prestigious industry award IFMA Gold Plate in 2025 and was named one of Barron’s 2025 Top CEO’s for the Chili’s Grill & Bar turnaround.

Mr. Hochman most recently served as President and Chief Concept Officer of KFC, U.S., a division of Yum! Brands, Inc., an operator of quick-service restaurant brands, from March 2017 to May 2022, where he oversaw KFC’s overall brand strategy and business performance in the United States. He concurrently served as Interim President of Pizza Hut U.S., a fast-food restaurant chain, from December 2019 to January 2022, where he was responsible for driving profitable same-store sales, franchise operations, and overall performance for the U.S. business. He also served as Chief Marketing Officer for KFC U.S. from January 2014 to February 2017. Prior to joining Yum! Brands, Mr. Hochman spent 18 years at Procter & Gamble and held various senior leadership roles during his tenure.

Director Qualifications

Mr. Hochman brings extensive experience of leading and growing brands in both the retail and restaurant sector, including most recently as president of two large U.S. restaurant chains. He provides unique strategic vision, innovative thinking, marketing expertise, and a broad understanding of restaurant operations and consumer behavior.

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Director since: 2022 Age: 54 Board Committees: Governance & Nominating and Talent & Compensation Other Public Company Boards: None

RAMONA T. HOOD

Independent Director

Skills and Experience

Ms. Hood is the former President and CEO of FedEx Custom Critical®, a leading North American transportation provider that offers a range of transportation capabilities, having served in this role from January 2020 through July 2024. Previously, Ms. Hood served as Vice President, Operations, Strategy & Planning, for FedEx Custom Critical from June 2018 to December 2019, and as Vice President, Transportation Management, for FedEx Supply Chain from August 2016 to May 2018. She joined FedEx in 1991 and served in leadership roles for numerous FedEx operating companies, including FedEx Custom Critical, FedEx Supply Chain and FedEx Truckload Brokerage. Ms. Hood serves as a Class C Director for the Cleveland Federal Reserve Bank and as an Independent Director for Cycle Labs. She formerly served on the Boards for Welty Building Company and Summa Health Systems.

Director Qualifications

Ms. Hood brings experience as a chief executive officer of a division of a large, publicly-traded company. She has significant experience in areas of operations, safety, supply chain sourcing, sales, marketing, customer service, innovation, strategy and global business. Ms. Hood’s service as a director of the Cleveland Federal Reserve Bank also provides the Board with valuable perspectives on finance, economic conditions and risk management.

Director since: 2018 Age: 59 Board Committees: Audit and Governance & Nominating Other Public Company Boards: Applied Aerospace & Defense

JAMES C. KATZMAN

Independent Director

Skills and Experience

Mr. Katzman served as Senior Vice President, Corporate Development, for GE Aerospace, a world-leading provider of jet and turboprop engines, as well as integrated systems for commercial, military, business, and general aviation aircraft, from October 2021 until his retirement in May 2026. Mr. Katzman is a retired Partner of Goldman Sachs, having served in that role from December 2004 to March 2015. Prior to being appointed Partner, he served as a Managing Director from December 2000 to November 2004. Mr. Katzman currently sits on the Board of Directors of the Hershey Trust Company, Milton Hershey School, and Applied Aerospace & Defense. He also serves on the Advisory Board of the Program for Financial Studies at Columbia Business School. Mr. Katzman formerly served as a director of The Hershey Company from 2018 to 2024.

Director Qualifications

Mr. Katzman brings extensive experience in the multinational investment banking industry and corporate development. He also provides valuable knowledge of complex corporate financial matters, merger transactions, and risk management oversight, as well as experience in public company board service.

Director since: 2024 Age: 63 Board Committees: Audit and Governance & Nominating Other Public Company Boards: None

FRANK D. LIBERIO

Independent Director

Skills and Experience

Mr. Liberio served as Executive Vice President and Global Chief Information Officer for Restaurant Brands International, a multinational quick-service restaurant holding company, from November 2019 to March 2023. Mr. Liberio formerly served as Senior Vice President and Global Chief Information Officer and in various other leadership roles at McDonald’s Corporation, from 2001 to 2017. Mr. Liberio served as Co-Chair on the Merchant Advisory Group Executive Tech Advisory Board from July 2019 to February 2023.

Director Qualifications

Mr. Liberio brings extensive experience in the restaurant industry. He also provides valuable knowledge of global business information technology, including, digital transformation development and deployment. This experience was developed as global chief information officer of two of the world’s largest restaurant companies, where he oversaw technology supporting restaurant operations, payments and digital customer engagement on a global scale.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

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PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed KPMG LLP as our independent registered public accounting firm for fiscal 2027. Although we are not required to submit this matter to you, the Board of Directors believes that it is good corporate governance to do so. This proposal asks you to ratify this selection. If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider the appointment. Representatives of KPMG are expected to participate in the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders. KPMG has served as the Company’s independent registered public accounting firm since 1984.

Audit Fees

The following table sets forth the aggregate fees billed, or estimated to be billed, to us for the fiscal years ended June 24, 2026 and June 25, 2025, by our independent registered public accounting firm, KPMG LLP:

Fiscal Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)
2026	$1,152,000	$20,000	$134,000	$—
2025	$1,610,000	$20,000	$135,000	$—

(1)

For fiscal 2026, annual audit fees related to professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements and the audit of internal control over financial reporting. The decrease in audit fees in 2026 compared to 2025 was primarily related to additional audit services in 2025 related to the Company’s transition to a new enterprise resource planning system.

For fiscal 2025, annual audit fees related to professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, the audit of internal control over financial reporting, the transition to a new enterprise resource planning system, and the issuance of a consent related to the registration of Brinker common stock for our stock option and incentive plan ($15,000).

(2)	For fiscal 2026, audit-related fees were for the issuance of a consent for franchise disclosure documents.

For fiscal 2025, audit-related fees were for review of our enterprise system implementation ($10,000) and the issuance of a consent for franchise disclosure documents ($10,000).

(3)	For fiscal 2026, all tax fees were for review of income tax returns and consultations regarding federal, state, local and international tax matters.

For fiscal 2025, all tax fees were for review of income tax returns and consultations regarding federal, state, local and international tax matters.

(4)	For fiscal 2026, there were no other fees.

For fiscal 2025, there were no other fees.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to do the following:

•	to engage and terminate our independent registered public accounting firm;
•	to pre-approve their audit services and permitted non-audit services;
•	to approve all audit and non-audit fees; and
•	to set guidelines for permitted non-audit services and fees.

All the fees for fiscal 2026 and 2025 were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee. For fiscal year 2026, the Audit Committee set a pre-approved maximum total fee expenditure for unscheduled, on-going audit and tax services with KPMG LLP of $100,000. In addition, if the fee for a particular item exceeded $40,000, Audit Committee pre-approval was required.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2027.

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PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking you to cast an advisory, non-binding vote to approve the compensation awarded or paid to our named executive officers as described in the Executive Compensation section of this Proxy Statement.

As described in detail in the Compensation Discussion and Analysis section, the Talent & Compensation Committee oversees our compensation program and the compensation awarded to our executive officers; adopts changes to the program; and awards compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include:

•	attracting and retaining top-level, talented leaders in a highly competitive environment;
•	motivating our leaders to create long-term value for our shareholders; and
•	aligning pay with performance.

We are asking you to indicate your support for our named executive officer compensation as described in this Proxy Statement. We believe that the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to align the interests of our executive officers, including our named executive officers, with your interest in long-term value creation.

Accordingly, we ask you to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of the Company approve the compensation awarded to the Company’s named executive officers as disclosed, pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, in the Compensation Discussion and Analysis section, the accompanying compensation tables, and related narrative in this Proxy Statement for the Company’s 2026 Annual Meeting.

This advisory resolution is non-binding on the Board of Directors. Although non-binding, the Board and the Talent & Compensation Committee will review the voting results and consider your concerns in their continued evaluation of the Company’s compensation program. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer; it will not be binding on or overrule any decisions made by the Board or Talent & Compensation Committee; and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Board has adopted a policy of providing for annual advisory votes to approve executive compensation. Unless the Board modifies its policy, the next such advisory vote following the Company’s 2026 Annual Meeting will occur at the Company’s 2027 annual meeting of shareholders (the “2027 Annual Meeting”).

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

Making People Feel Special	Brinker International • 2026 Notice & Proxy	9

INFORMATION ABOUT THE BOARD OF DIRECTORS AND

GOVERNANCE OF THE COMPANY

The business and affairs of the Company are managed under the direction of the Board of Directors. Generally, it is management’s responsibility to formalize, propose and implement strategic choices and the Board’s role to approve strategic direction and evaluate strategic results, including both the performance of the Company and the performance of the Chief Executive Officer.

Qualifications to Serve as Director

Each candidate for director must possess at least the following specific minimum qualifications:

1.  Each candidate shall be prepared to represent the best interests of all the Company’s shareholders and not just one particular constituency.

2.  Each candidate shall have demonstrated integrity and ethics in both personal and professional settings and have established a record of professional accomplishment in their chosen field.

3.  No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

4.  Each candidate shall be prepared to participate fully in Board activities, including service on one or more committees of the Board, unless prohibited or discouraged by applicable regulations or listing standards or otherwise determined by the Board, attend and actively participate in Board and committee meetings and engage in the oversight of the Company’s strategy, risk management, governance, and long-term performance. Each candidate must also have sufficient time and availability such that other business, professional, board, or significant personal commitments do not materially interfere with the candidate’s ability to fulfill these responsibilities.

In addition, the Governance & Nominating Committee also desires that candidates possess the following qualities or skills:

(a) Each candidate shall contribute to the overall skills and experience of the Board of Directors, with candidates having a variety of perspectives, personal and professional experiences, and backgrounds, as well as other differentiating attributes.

(b) Each candidate should contribute constructively to the Board’s collaborative culture and effective oversight.

(c) Each candidate should possess professional and personal experiences and expertise relevant to the Company’s business. Relevant experiences may include, among other things, large company CEO experience, senior level multi-unit restaurant or retail experience, and relevant senior level experience in one or more of the following areas: finance, accounting, sales and marketing, risk management, inclusion, sustainability, governance, organizational development, strategic planning, information technology, and public relations.

Each candidate, whether recommended by the Governance & Nominating Committee, or nominated by a shareholder or otherwise, will be subject to a background check.

Although not an automatic disqualifying factor, the inability of a candidate to meet the independence and other governing standards of the NYSE or the SEC will be a significant factor in any assessment of a candidate’s suitability.

Current Nominations

The Governance & Nominating Committee conducted an evaluation and assessment of all the current directors for purposes of determining whether to recommend them to shareholders for election to the Board of Directors at the annual meeting. After reviewing the assessment results, the Governance & Nominating Committee recommended to the Board that Messrs. DePinto, Giles, Hochman, Katzman, and Liberio and Mms. Allen, Davis, Edelman and Hood be submitted to shareholders for election to the Board of Directors at the annual meeting. The Board accepted the recommendations and nominated such persons. Additional information regarding the skills, experience, and attributes of our director nominees is included in the director skills matrix appearing earlier in this Proxy Statement, and the biographical information about nominees included under Proposal 1.

The Governance & Nominating Committee did not receive any recommendations from shareholders of candidates for election to the Board at the Annual Meeting.

Director Independence

The Board reviews the independence of each non-employee director annually to confirm that the director continues to meet our independence standards, as well as the applicable requirements of the New York Stock Exchange (“NYSE”) and rules of the SEC. No member of the Board will be considered independent unless the Board determines that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has further determined that no material relationship exists between the Company and each non-employee director. The Board also will not determine any director to be independent if he or she has or has had any of the relationships set forth in the NYSE rules during the time periods specified in such rules.

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The Board of Directors has affirmatively determined each of the following directors is an “independent” director as such term is defined in our Corporate Governance Guidelines and the requirements of the NYSE.

Frances L. Allen	Harriet Edelman	Timothy A. Johnson

Cynthia L. Davis	William T. Giles	James C. Katzman

Joseph M. DePinto	Ramona T. Hood	Frank D. Liberio

Additionally, Prashant N. Ranade was independent throughout the portion of fiscal 2026 in which he served on the Board before retiring. In this Proxy Statement we may refer to these directors individually as an “Independent Director” and collectively as the “Independent Directors.” The only member of the Board who is not independent is Kevin D. Hochman. Mr. Hochman, as Chief Executive Officer (“CEO”) and President of the Company, is the only employee member of the Board.

Board Structure

Each director serves for a one-year term and is subject to election by you each year. Prior to recommending a director for re-election, the Governance & Nominating Committee considers many things, including:

•	the quality of past director service and attendance at Board of Directors and committee meetings;
•	whether the director continues to possess the qualities and capabilities considered necessary or desirable for director service;
•	input from other members of the Board of Directors concerning the performance of that director through the Board’s periodic peer review process;
•	the independence of the director; and
•	whether the director has met the age limits on continued service, which requires that non-management directors not stand for election after their 72nd birthday.

Board Committees

The charters for each of the committees, as well as our Corporate Governance Guidelines, are available at no charge to you in the Corporate Governance section of our website (http://investors.brinker.com/corporate-governance/highlights) or by written request directed to us at 3000 Olympus Blvd., Dallas, Texas 75019, Attention: Chief Legal Officer and Secretary.

The Board of Directors has affirmatively determined that each member of the Audit, Talent & Compensation, and Governance & Nominating committees meets the independence requirements of the NYSE and the SEC applicable to those committees.

Audit Committee

The role of the Audit Committee is described in the Report of the Audit Committee later in this Proxy Statement. The Board of Directors has determined that Messrs. Giles, Johnson and Katzman and Ms. Edelman are “audit committee financial experts” as such term is defined by the SEC. Further, the Board of Directors has determined that all members of the Audit Committee are “financially literate” as such term is defined by the NYSE.

Talent & Compensation Committee

A discussion of the specific nature of the Talent & Compensation Committee’s responsibilities and compensation philosophy as they relate to our executive officers is provided to you in the Compensation Discussion and Analysis and Report of the Talent & Compensation Committee later in this Proxy Statement.

Governance & Nominating Committee

The Governance & Nominating Committee performs the following functions:

•	recommends to the Board of Directors potential members to be added as new or replacement members to the Board of Directors;
•	oversees the orientation process for new Board members and continuing education for Board members;
•	determines and recommends to the Board of Directors the nominees for election to the Board of Directors at the annual shareholders meeting;
•	oversees the evaluation process of the Board of Directors;
•	reviews and recommends to the Board of Directors the compensation paid to, and stock ownership guidelines for, non-management Board members;
•	oversees and recommends to the Board of Directors a succession plan for the CEO;
•	develops and recommends the Corporate Governance Guidelines to the Board of Directors;
•

reviews and oversees and makes recommendations to management regarding the Company’s policies and programs relating to social responsibility and environmental and sustainability matters and climate-related risks and opportunities;

•	oversees the Company’s shareholder engagement program;

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•	reviews the applicable legal standards for “independence” and the criteria applied to determine “audit committee financial expert” status; and
•	reviews the answers to annual questionnaires completed by each of the Independent Directors.

On the basis of this year’s review, the Governance & Nominating Committee delivered a report to the full Board of Directors, and the Board made its “independence” and “audit committee financial expert” determinations.

Board Member Meeting Attendance

During the fiscal year ended June 24, 2026, the Board of Directors held 10 meetings. Each incumbent director then serving attended at least 75% of the aggregate total of meetings of the Board of Directors and Committees on which he or she served. All directors serving as of the date of the Company’s 2025 Annual Meeting attended the meeting. As set forth in our Corporate Governance Guidelines (http://investors.brinker.com/corporate-governance/highlights), directors are expected to attend the annual meeting absent unusual circumstances.

Board Leadership Structure

The roles of Chairman of the Board of Directors and CEO for the Company are separated. Mr. DePinto, who is an Independent Director, serves as Chairman of the Board. The Board believes that the current board leadership structure promotes the ability of the Board of Directors to exercise its oversight role over management by having a director who is not an officer or member of management serving in the role of Chairman of the Board, thus providing a continued significant role for independent directors in the leadership of the Company. This structure allows Mr. Hochman, as CEO, to focus his time and energy on leading and managing the Company’s business and operations. An independent Chairman of the Board also simplifies the Company’s corporate governance structure by allowing the Chairman of the Board to convene executive sessions with independent directors. The Chairman presides over all executive sessions. Any decision to change the structure in the future will be based on what the Board believes is the most effective and efficient structure for the Company.

The Chairman’s responsibilities include leading Board meetings and executive sessions of independent directors; facilitating communication among directors and between the Board, the CEO, and management; collaborating with committee chairs and management on Board agendas and materials; supporting the Board’s oversight of strategy, governance, and CEO performance; overseeing the annual CEO evaluation; and being available for consultation and direct communication with major shareholders.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Throughout the fiscal year, the Board regularly reviews information and interacts with senior management regarding the Company’s strategic, financial and operational risks. The Board has also delegated certain risk oversight functions to its committees.

The Talent & Compensation Committee oversees the management of risks relating to the Company’s compensation policies and practices, its culture, and its talent initiatives. The Talent & Compensation Committee also:

•	reviews CEO performance;
•	reviews and approves promotions of Executive Officers;
•	oversees preparation of any report on executive compensation required by the rules and regulations of the SEC;
•	reviews the Company’s talent management strategies and practices and overall organizational culture and engagement; and
•	performs other tasks necessary to promote sound corporate governance principles related to talent and compensation.

The Audit Committee oversees the management of risks associated with accounting, auditing, financial reporting, and internal control over financial reporting, as well as the Company’s enterprise risk management process that monitors and manages key business risks facing the Company. As part of the enterprise risk management process, our internal audit team conducts annual interviews and assessments with leaders and subject matter experts across our organization, and then reports findings to the Audit Committee so that risks can be strategically monitored and managed.

The Audit Committee also:

•

assists the Board in its oversight of the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s registered public accounting firm, and the performance of the Company’s independent registered public accounting firm and internal audit function;

•	reviews and addresses any complaints or concerns received by the Company regarding accounting, internal accounting controls, or auditing matters;
•

reviews and discusses the guidelines and policies governing the process by which senior management and the internal auditing department assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

•

oversees the effectiveness of Company policies, processes, people and technology in managing the risks associated with cybersecurity, data protection, and emerging technologies, including through quarterly updates from the Company’s Chief Information Officer and review of the findings of the Company’s annual risk assessment and penetration test; and

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•	oversees major technology initiatives and the Company’s framework for emerging digital technologies, including management processes for identifying and managing related risks and opportunities.

The Governance & Nominating Committee oversees risks associated with the independence of the Board of Directors and the Company’s governance structure. The Governance & Nominating Committee also:

•	reviews the Company’s policies and programs relating to social responsibility and environmental sustainability matters, and makes recommendations to management with respect to such matters;
•

oversees the Company’s whistleblower process; if anything relating to accounting, internal accounting controls or auditing matters were to arise, then these would also be reported to the Audit Committee for review and treatment;

•	monitors material litigation matters and compliance initiatives; and
•	oversees the performance evaluation process for the Board and its committees to assess and improve effectiveness and oversees the process for periodic Board peer reviews.

The full Board is regularly informed regarding each committee’s oversight activities through committee reports, attendance at committee meetings and discussions at Board meetings. Through this structure, the Board maintains oversight of the Company’s most significant risks while leveraging the expertise and focused attention of its committees to monitor specific risk areas and support effective risk management across the enterprise.

Management periodically provides updates regarding the Company’s use of artificial intelligence (“AI”) technologies, evolving regulatory developments, governance practices, and the potential risks and opportunities associated with AI-enabled tools and applications. As part of this oversight, the Board reviews management’s approach to AI governance, including policies relating to the responsible use of AI, cybersecurity, regulatory compliance and risk management.

Shareholder Engagement

We maintain a shareholder engagement process through which members of management, and in some cases members of the Board, engage with shareholders on matters of investor interest, which may include business strategy, governance, executive compensation, sustainability, and other topics. Feedback from these discussions is shared with the Board and relevant committees, as appropriate, and informs the Board’s ongoing review of governance practices and disclosure.

Sustainability Strategy

Our sustainability strategy is designed to support long-term business performance by focusing on areas that are important to our restaurant operations, team members, guests, communities, and shareholders. Our framework includes initiatives under four pillars: Passionate People, Great Food, Better World and Responsible Governance. During fiscal 2026, we continued our work under this framework, with oversight by the Board and its committees as described above. Additional information regarding our sustainability strategy and progress is available on our website.

Directors’ Compensation

The Governance & Nominating Committee annually reviews and periodically benchmarks the Board’s compensation to assure that non-employee directors are being fairly and reasonably compensated in relation to the restaurant industry and to comparable U.S. public companies. The peer group used for benchmarking Board compensation is the same as the peer group used for our named executive officers (“NEOs”) (identified in more detail in the Competitive Market Data and Compensation Mix section of the Compensation Discussion and Analysis of this Proxy Statement).

As a result of this annual review, the Governance & Nominating Committee recommended and the Board approved a $15,000 increase to the value of the annual restricted stock units (“RSUs”) to be granted to the non-employee directors commencing with payments occurring in the first quarter of fiscal 2026. Following this increase, non-employee directors received the following compensation in addition to reimbursement for costs incurred in attending meetings of the Board for fiscal 2026:

	Annual Retainer	Annual Restricted Stock Units

Chairman of the Board (non-employee)	$275,000(1)	$155,000

Other Non-employee Directors	$85,000(2)	$155,000

(1)	The Chairman of the Board elected to have the entire annual retainer paid in RSUs.
(2)	Paid or granted in a combination of cash or RSUs in quarterly installments, as elected by each director.

Each director, other than the Chairman of the Board, has a choice between cash and RSUs for the annual retainer, thus allowing each director to receive compensation in a manner that best fits individual needs. The Chairman of the Board is required to take at least 50% of his annual retainer in RSUs. Providing a combination of equity and cash provides incentive for our directors to focus on long-term performance and shareholder value while still recognizing their energy and effort throughout the year.

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Director equity grants are typically made in February, May, August, and November following the Company’s quarterly earnings releases.

Board Committee Retainers

Board members receive the following supplementary annual retainers, paid in quarterly installments, to compensate them for fulfilling additional responsibilities on one or more committees:

Annual Retainer

Audit Committee Member	$20,000

Talent & Compensation Committee Member	$12,500

Governance & Nominating Committee Member	$10,000

The committee chairs receive the following additional supplementary annual retainers, paid in quarterly installments, to compensate them for their additional chair responsibilities:

Annual Retainer

Audit Committee Chair	$15,000

Talent & Compensation Committee Chair	$12,000

Governance & Nominating Committee Chair	$10,000

Directors are expected to attend Board meetings and their respective committee meetings. No additional compensation was paid for attendance at these meetings.

Each director, other than the Chairman of the Board, has a choice between cash and RSUs for the committee retainers, thus allowing each director to receive compensation in a manner that best fits individual needs.

Restricted Stock Unit Distribution Timing

Each of the directors may elect one of five distribution timing options for their RSUs: (i) one year after date of grant, (ii) four years after date of grant, (iii) upon the director’s departure from the Board, (iv) one year following the director’s departure from the Board, or (v) two years following the director’s departure from the Board. Directors also have the ability to further defer settlement of RSUs that would otherwise be distributed for additional five-year period(s), provided they elect to defer receipt of those units at least 12 months before the previously scheduled distribution date. For fiscal 2026, directors elected variable distribution dates for their RSUs ranging from one year after grant to two years after the director’s departure from the Board.

Stock Ownership Guidelines

We have stock ownership guidelines for our Board to align director interests with shareholder interests. Guidelines are reviewed annually by the Board, including a comparison of market prevalence and guideline designs. The guidelines require directors to maintain stock ownership in a value equal to five times their base annual retainer. The guidelines for our directors define stock ownership to include the value of any shares currently owned and the value of unvested restricted stock or outstanding RSUs. Directors have four years from the time they join the Board to accumulate the necessary shares. Currently, all directors are in compliance with the guidelines or are within the initial four-year time period to meet the guidelines.

Fiscal 2026 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Frances L. Allen(4)	115,000	154,775	269,775
Cynthia L. Davis(4)	117,500	154,775	272,275
Joseph M. DePinto(4)	137,500	292,095	429,595
Harriet Edelman(4)	129,500	154,775	284,275
William T. Giles(4)	132,500	154,775	287,275
Ramona T. Hood(4)	110,000	154,775	264,775
Timothy A. Johnson(4)	109,375	154,775	264,150
James C. Katzman(4)	115,000	154,775	269,775
Frank D. Liberio(4)	115,000	154,775	269,775
Prashant N. Ranade(4)(5)	53,750	77,390	131,140

(1)

Mr. Hochman is omitted from the Director Compensation Table because he does not receive additional compensation for serving on our Board. His compensation is reflected in the Summary Compensation Table of this Proxy Statement.

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(2)

Reflects the aggregate dollar amount of all fees earned or paid in fiscal 2026 for which the director could have elected cash payment (whether or not the director actually elected to be paid in cash or in the form of equity) for service as a director, including annual retainer, committee retainers and committee chair retainers. Mr. DePinto, as Chairman of the Board, had the option to receive up to $137,500 of his calendar year annual retainer in cash or RSUs (with the remaining $137,500 required to be paid in RSUs, which are discussed below), while the other directors had the option to receive any portion of their $85,000 calendar year annual retainer in cash or RSUs. Mr. Ranade received 50% of his annual retainer for his Board service in the third and fourth quarters of calendar year 2025, prior to his departure from the Board in November 2025.

(3)	Reflects the grant date fair value of annual RSU awards granted to each director in fiscal 2026 and the portion of the Chairman of the Board’s annual retainer required to be paid in RSUs, as follows:

•

Each director, except Mr. Ranade, was granted an aggregate of 1,100 RSUs, representing four quarterly installments of the $155,000 annual grant for the last two quarters of calendar year 2025 and the first two quarters of calendar year 2026. Mr. Ranade was granted 579 RSUs, representing two quarterly installments of the annual grant for his Board service in the last two quarters of calendar year 2025, prior to his departure from the Board in November 2025.

•

Mr. DePinto, as Chairman of the Board, was also granted 976 RSUs representing two quarterly installments of the $137,500 portion of his annual retainer for each of calendar year 2025 and 2026, for four quarterly installments in total, required to be taken in RSUs.

•

The grant date fair value of the RSUs granted to the directors is determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). For RSUs, dividends, if declared, are accumulated while RSUs are outstanding and paid upon settlement.

(4)

None of our non-employee directors held any outstanding stock options or unvested equity awards at fiscal year-end given that all RSUs granted to non-employee directors are non-forfeitable when granted.

(5)	Mr. Ranade retired from the Board in November 2025.

Board Assessments

Our Board conducts an annual evaluation of itself and its committees to determine the Board’s effectiveness and to identify ways in which to enhance effectiveness. Additionally, the Board regularly conducts peer evaluations of each of its members. The Board utilizes the feedback and results from these evaluations to determine the need for board refreshment, and the Governance & Nominating Committee utilizes the evaluation process as part of its determination of nominees recommended for election by shareholders at our Annual Meeting.

The Board’s annual evaluation and peer review processes, together with its director retirement policy and ongoing assessment of director skills and experience collectively support the Board’s refreshment and succession planning efforts. Through this process, the Governance & Nominating Committee considers whether the Board continues to have the mix of experience, perspectives, and expertise necessary to oversee the Company’s strategy, risks, long-term performance, and evolving business needs.

Internal Process of Identifying Candidates

The Governance & Nominating Committee uses a variety of means to identify potential nominees for director, including outside search firms and recommendations from current members of the Board of Directors and shareholders. In determining whether to nominate a candidate, the Governance & Nominating Committee considers the current Board composition, the capabilities and attributes of serving directors, as well as additional capabilities and attributes considered necessary or desirable in light of existing and future Company needs, including the candidates’ ability to contribute to the Board’s breadth of opinions, perspectives, personal and professional experiences, and areas of expertise. One or more of the members of the Governance & Nominating Committee interviews, and may have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Prospective candidates may also be interviewed by other directors who are not members of the Governance & Nominating Committee. Reports from those interviews or from Governance & Nominating Committee members with personal knowledge and experience with the candidate, résumés, information provided by other contacts, background checks and other information deemed relevant by the Governance & Nominating Committee are then considered in determining whether a candidate shall be nominated. The Governance & Nominating Committee also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.

Nominations by Shareholders

As a shareholder, you may recommend one or more candidates to be considered by the Governance & Nominating Committee as a nominee or nominees for election as director of the Company at an annual meeting of shareholders. To do so, you must comply with the same notice, information, and consent provisions contained in the Company’s Bylaws (current copies of the Company’s Bylaws are available at no charge from the Chief Legal Officer and Secretary of the Company and may be found in our public filings with the SEC) with respect to nominating a candidate. In order for the candidate recommendation to be timely for the Company’s 2027 Annual Meeting, your notice to the Chief Legal Officer and Secretary of the Company must be delivered or mailed to and received at our principal executive office, 3000 Olympus Blvd., Dallas, Texas 75019, Attention: Chief Legal Officer and Secretary, no earlier than July 8, 2027, and no later than August 7, 2027. Any such recommendations received by the Chief Legal Officer and Secretary will be presented to the Governance & Nominating Committee for consideration. Suitable candidates (whether identified internally or by a shareholder), after evaluation based upon the criteria and process described in “Internal Process of Identifying Candidates” above, may then be recommended by the Governance & Nominating Committee and, if approved by the Board of Directors, will be included in our recommended slate of director nominees in our Proxy Statement.

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Code of Conduct

Our Brinker International Code of Conduct—Making People Feel Special applies to all our team members, including the principal executive officer, principal financial officer, and the principal accounting officer. We also have a Code of Conduct for the Board of Directors. Both codes have been reviewed by the Governance & Nominating Committee and are periodically revised as appropriate. You may obtain a copy of either Code free of charge in the Corporate Governance section of our website (http://investors.brinker.com/corporate-governance/highlights) or by written request directed to us at 3000 Olympus Blvd., Dallas, Texas 75019, Attention: Chief Legal Officer and Secretary.

Communications with the Board of Directors

Interested parties may communicate with the Board, the Independent Directors as a group, or an individual director by writing to the intended recipient in care of the Chief Legal Officer and Secretary, 3000 Olympus Blvd., Dallas, Texas 75019. Communications must clearly identify the intended recipient. Your Board of Directors has instructed the Chief Legal Officer to review and forward any such correspondence to the appropriate person or persons for response, and the Chief Legal Officer may dispose of advertisements, solicitations or other inappropriate material. The Chief Legal Officer will screen correspondence directed to multiple directors or the full Board in order to forward it to the most appropriate person. Communications that relate to our accounting, internal accounting controls or auditing matters are referred to our Audit Committee Chair.

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INFORMATION ABOUT OUR

EXECUTIVE OFFICERS

In addition to Kevin D. Hochman, our Chief Executive Officer and President of the Company, President of Chili’s Grill & Bar and Maggiano’s Little Italy, whose biography is included in Proposal 1 under the heading “Information About Nominees,” our executive officers are as follows:

Brinker Team Member since: 2023 Age: 47 Restaurant Industry Experience: 6 yrs.

JAMES M. BUTLER

Senior Vice President, Chief Supply Chain and Corporate Strategy Officer

Skills and Experience

Mr. Butler is Senior Vice President, Chief Supply Chain and Corporate Strategy Officer, having been appointed to this position in August 2024, after previously serving as Senior Vice President and Chief Supply Chain Officer from January 2023 to August 2024. Prior to joining Brinker, Mr. Butler served as Senior Vice President of KFC Supply Chain at Restaurant Supply Chain Solutions, LLC, a Yum! Brands Co-Op from January 2021 to December 2022, where he was responsible for leadership of the supply chain and distribution network supporting 4,000+ US based KFC stores and poultry procurement for all US based Yum! restaurants. Prior to joining Restaurant Supply Chain Solutions, LLC, Mr. Butler was the Vice President of Integrated Business Planning team at Georgia Pacific, a pulp and paper company, from December 2016 to December 2020, where he was responsible for driving coordination across sales, marketing, finance, operations, and supply chain to optimize decision-making and performance. Before that, he was a Senior Manager with Deloitte Consulting where he served from September 2008 to December 2016.

Brinker Team Member since: 2024 Age: 53 Restaurant Industry Experience: 30 yrs.

CHRISTOPHER M. CALDWELL

Senior Vice President and Chief Information Officer

Skills and Experience

Mr. Caldwell is Senior Vice President and Chief Information Officer, having been appointed to this position in February 2024. Prior to joining Brinker, Mr. Caldwell served as Chief Information Officer for KFC US, an American fast-food restaurant chain specializing in fried chicken, a subsidiary of Yum! Brands, from April 2014 to January 2024, where he was responsible for building a technology team and robust technology platforms. He also previously served in various management roles for Yum! Brands, an operator of fast-food restaurant brands, from July 1996 to April 2014, where he managed corporate and global applications, information security and Identity and Access Management, deployed and used worldwide.

Brinker Team Member since: 1994 Age: 53 Restaurant Industry Experience: 32 yrs.

DOUGLAS N. COMINGS

Senior Vice President and Chief Operating Officer for Chili’s Grill & Bar

Skills and Experience

Mr. Comings is Senior Vice President and Chief Operating Officer for Chili’s Grill & Bar, having been appointed to this position in October 2022, after previously serving as Senior Vice President and Co-Chief Operating Officer for Chili’s Grill & Bar from June 2020 to October 2022. Mr. Comings also previously served as Senior Vice President and Chief Operating Officer for Chili’s Grill & Bar from July 2016 to June 2020, Regional Vice President—Central Region and Franchise for Chili’s Grill & Bar from January 2016 to July 2016, Vice President of Domestic Franchise Operations for Chili’s Grill & Bar from June 2013 to June 2016, and Regional Director for Chili’s Grill & Bar from December 2010 to June 2013. Mr. Comings also served in various other roles for Chili’s Grill & Bar from October 1994 to December 2010.

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Brinker Team Member since: 2022 Age: 46 Restaurant Industry Experience: 10 yrs.

GEORGE S. FELIX

Executive Vice President and Chief Marketing Officer

Skills and Experience

Mr. Felix is Executive Vice President and Chief Marketing Officer, having been appointed to this position in March 2026, after previously serving as Senior Vice President and Chief Marketing Officer from July 2022 to February 2026. Prior to joining Brinker, Mr. Felix served as Chief Marketing Officer of Tinder, an online and geosocial networking application brand operated by Match Group, Inc., from April 2021 to May 2022, where he was responsible for the global brand vision, strategy, and marketing operations. Before joining Tinder, Mr. Felix served as Chief Marketing Officer, Pizza Hut U.S. from January 2020 to March 2021 where he was responsible for brand strategy, advertising, media, merchandising, and public relations. Prior to that, Mr. Felix worked in various roles on the KFC brand including Director of Marketing, KFC Global, from July 2018 to January 2020, and Director of Brand Communications, KFC U.S., from May 2015 to June 2018, each divisions of Yum! Brands, Inc., an operator of fast-food restaurant brands.

Brinker Team Member since: 2014 Age: 44 Restaurant Industry Experience: 12 yrs.

DANIEL S. FULLER

Senior Vice President, Chief Legal Officer and Secretary

Skills and Experience

Mr. Fuller is Senior Vice President, Chief Legal Officer and Secretary, having been appointed to this position in April 2024, after previously serving as Senior Vice President, General Counsel and Secretary from June 2020 to April 2024, and as Vice President, General Counsel and Secretary from May 2018 to June 2020. Mr. Fuller served as Corporate Counsel and then Senior Corporate Counsel from July 2014 to April 2018. Prior to joining Brinker, Mr. Fuller was an attorney with the law firm Perkins Coie LLP. Mr. Fuller has also served as a member of the Board of Directors for the Restaurant Law Center since May 2018.

Brinker Team Member since: 1988 Age: 54 Restaurant Industry Experience: 38 yrs.

MICHAELA M. WARE

Executive Vice President and Chief Financial Officer

Skills and Experience

Ms. Ware is Executive Vice President and Chief Financial Officer, having been appointed to this position in June 2024, after having served as Vice President of Finance and Investor Relations from October 2017 to June 2024. Ms. Ware also served as Vice President of Chili’s Grill & Bar Finance from October 2000 to October 2017, and served in various restaurant operations, accounting, treasury, and finance roles from June 1988 to October 2000. Ms. Ware is a member of the Women’s Foodservice Forum.

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Brinker Team Member since: 1996 Age: 50 Restaurant Industry Experience: 30 yrs.

AARON M. WHITE

Executive Vice President, Chief Operating Officer and Chief People Officer

Skills and Experience

Ms. White is Executive Vice President, Chief Operating Officer and Chief People Officer, having been appointed to this position in May 2025, after previously serving as Executive Vice President and Chief People Officer, from October 2022 to May 2025, and as Senior Vice President and Co-Chief Operating Officer for Chili’s Grill & Bar, from June 2020 to October 2022. Ms. White also served as Vice President of Integration from June 2019 to June 2020, Vice President of Operation Services from April 2018 to June 2019, Senior Director of PeopleWorks from December 2017 to April 2018 and Director of PeopleWorks from June 2015 to December 2017. Ms. White also served in various other roles from August 1996 to June 2015, including PeopleWorks Partner for Domestic Franchise, Learning Manager, Area Director, General Manager and Manager.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the objectives and underlying principles of our executive compensation programs, how the programs are designed to align with shareholder interests and how compensation of our NEOs in fiscal 2026 aligned with performance.

Executive Summary

Brinker’s compensation programs reflect a strong pay for performance philosophy and commitment to driving shareholder value. Our executive compensation programs are aligned with the Company’s strategic and financial objectives. We directly align the interest of our NEOs with those of our shareholders, with a majority of our NEO compensation tied to the Company’s financial objectives and stock price appreciation.

Fiscal 2026 marked the fourth full year of implementing a new, comprehensive strategy to sustainably grow sales, profits and shareholder value. These strategies resulted in unparalleled success at Chili’s, the Company’s flagship brand. Building on our strong results from fiscal 2024 and fiscal 2025, Chili’s continued to deepen guest brand affinity and delivered industry-leading sales growth. Our strategy was, and continues to be, grounded in our belief that we can grow by delivering on the fundamentals of casual dining restaurants, grow share within that segment, as well as take share from other dining options for guests. This strategy is based on operating differentiated brands with craveable menu items served with great hospitality in a fun and friendly environment. The success of Chili’s is the outcome of our multi-year initiatives and investments to improve execution on these fundamentals.

Sales and profits exceeded our plans in fiscal 2026. Brinker’s total revenues grew by 7.9% as we achieved our 21st consecutive quarter of same restaurant sales growth at Chili’s. Net income per diluted share for the Company grew by 30.6% compared to fiscal 2025. As a result of the Company’s strong financial performance in fiscal 2026, the annual bonus plan paid out at 139.9%.

Our long-term shareholders have benefited significantly from stock price appreciation as the Company finished its fiscal 2024-2026 performance period with a total shareholder return of 346.9%. Brinker’s TSR for this performance period was the second highest shareholder return among 50 companies tracked in the S&P 1500 Hotels, Restaurants and Leisure Index over this same period. The performance was more than 23 times greater than the total shareholder return of 14.58% at the 50th percentile of the comparison group. The Company’s Adjusted EBITDA (defined below) exceeded the fiscal 2024-2026 performance plan target by more than $400 million, resulting in our long-term performance share plan paying out at 200% of target.

Fiscal 2026 Performance Highlights

During fiscal 2026, we executed our operating plan and increased efforts and investments towards four strategic pillars—Team Members, Food & Drink, Hospitality and Atmosphere. Our marketing investment increased again, working on multiple platforms to reach more potential guests. These investments translated into significantly increased sales and profits as our marketing brought in new or lapsed guests to try Chili’s, and our improved operations brought these guests back for additional visits. With growth and momentum, we continued to invest in additional labor, better quality food, technology enhancements, kitchen equipment and facility improvements. Our strong brand relevance, industry-leading value proposition, streamlined operations, and significant restaurant investments have created competitive barriers that position Chili’s to continue to deliver sustainable, profitable growth.

The Company also invested in opportunities to support sustained long-term growth in other areas. In fiscal 2026 the Company increased staffing on our development team and approved investments to increase new restaurant development sites at an accelerated pace. In addition, during the fourth quarter of fiscal 2026, the Company executed an agreement with a franchisee for the acquisition of 12 Chili’s restaurants located in Alabama and Mississippi. The transaction closed on August 27, 2026, and creates a growth opportunity for the Company in these markets.

In addition to financial performance significantly exceeding the Company’s plan and achieving industry leading results, the Company and its leadership received widespread recognition and awards. Brinker is proud to have been named the top workplace in its category in Dallas-Fort Worth by both the Dallas Business Journal and The Dallas Morning News in 2025, and Mr. Hochman was named a Barron’s 2025 Top 25 CEO in the world. Chili’s continues to earn national recognition as well with being honored in 2025 with placements on the Fast Company Brands that Matter and Inc. Best in Business lists and being named Ad Age Brand of the Year for the second year in a row, among other honors.

Several of our strategies, initiatives and other results are highlighted below and reflect our well-rounded focus, and investment to grow in both the short and long-term by making our team members’ jobs easier and more rewarding and improving our food, drinks, hospitality and atmosphere.

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[1]	Industry average measured using data from Black Box Intelligence based on average turnover of participating casual dining industry peers.
[2]	Measured using industry data from Black Box Intelligence for a year-over-year comparison of Chili’s sales growth against the average sales growth of participating casual dining industry peers.

Named Executive Officers

The Company’s NEOs for fiscal 2026 are as follows:

Name	Title
Kevin D. Hochman	Chief Executive Officer and President of Brinker, President of Chili’s Grill & Bar and Maggiano’s Little Italy(1) (“CEO”)
Michaela M. Ware	Executive Vice President and Chief Financial Officer (“CFO”)
Aaron M. White	Executive Vice President, Chief Operating Officer and Chief People Officer (“COO & CPO”)
George S. Felix	Executive Vice President and Chief Marketing Officer(2) (“CMO”)
Douglas N. Comings	Senior Vice President and Chief Operating Officer of Chili’s Grill & Bar (“COO of Chili’s”)

(1)	Mr. Hochman assumed the role of President of Maggiano’s Little Italy on August 7, 2025.
(2)

Mr. Felix assumed oversight of marketing for Maggiano’s Little Italy in addition to his existing responsibilities overseeing Chili’s marketing, and was promoted to Executive Vice President on March 2, 2026.

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All NEOs were compensated under the same compensation plans in fiscal 2026.

Compensation Philosophy and Strategy

The Talent & Compensation Committee (or the “Committee” in this Executive Compensation section of this Proxy Statement) believes that the Company’s ability to excel depends in large measure on our ability to attract and retain well-qualified executives who create and execute successful long-term strategies that grow sales and profits, increase shareholder value, and promote appropriate risk management. Paying for performance is a long-standing, underlying principle of our compensation programs. Our compensation strategy also:

•	Uses variable compensation plans to make up the majority of potential total compensation, placing significant amounts of compensation “at risk;”
•	Establishes incentive plan payout levels that provide an opportunity for participants to earn compensation above median levels when we exceed performance goals and our stock price increases;
•	Limits payouts under both the Company’s short-term and long-term incentive programs to a maximum of 200% of target;
•	Allows significant reductions in actual compensation when our financial performance is below expectations or our stock price decreases;
•

Utilizes both cash and equity elements with varying time horizons and performance metrics to motivate our officers to achieve, and to reward, sustained performance that is aligned with profit and shareholder value creation; and

•	Links our officers’ interests with the sustained performance of the Company and our shareholders’ interests through executive stock ownership guidelines.

Summary of Fiscal 2026 Compensation Actions

The following highlights some of our fiscal 2026 executive compensation actions:

•

As the Company’s revenues, profits and market capitalization have grown significantly in recent years, the Committee approved adjustments to the Company’s peer group to remove smaller companies and include new companies that are more comparable in revenue and size than the prior peer group.

•

The Committee approved merit-based salary, short-term incentive target, and target long-term equity incentive compensation increases for the NEOs in order to reward their strong performance and to help more closely align their compensation with the median for their respective positions and roles among our new peer group.

•	Mr. Hochman’s annual base salary increased by 7.5%, his short-term incentive target increased from 150% of salary to 175% of salary, and his target annual equity award increased by 8.5%.
•

Ms. Ware’s base salary increased by 4.0% in August 2025. During a mid-year review, her salary was increased by an additional 11% and her target annual equity award increased by 20% (with such increase to first take effect for the fiscal 2027 annual equity award).

•

Mr. Felix’s base salary increased by 16.1% and his target annual equity award increased by 8.3% in August 2025. In connection with his promotion to Executive Vice President in March 2026 and assumption of additional responsibilities, his salary was increased by an additional 11.1%, his short-term incentive target increased from 65% of salary to 75% of salary, and his target annual equity award increased by 15.4% (with such increase to first take effect for the fiscal 2027 annual equity award).

•

Each of Ms. White’s and Mr. Comings’ base salaries increased by 4.0%. During fiscal 2025, Ms. White’s target equity award increased by 16.1% in connection with her promotion, with the increase first taking effect for the fiscal 2026 annual equity award.

•

The Committee maintained the Company’s short-term incentive plan design, which uses profit and revenue metrics because the Committee believes these metrics create both short-term and long-term shareholder value and align the interests of our executives with those of our shareholders.

•

The Committee maintained a higher level of performance based long-term incentive compensation for NEOs, with long-term equity awards for fiscal 2026 weighted as 60% performance shares and 40% time-vested RSUs.

•

The Committee continued to use growth in adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) over a three-year performance period for the performance share plan target, with a relative total shareholder return (“TSR”) modifier to better reward significant outperformance against the comparison group and to ensure that management is not over-compensated if it underperforms against the comparison group. The modifier adjusts the plan achievement up by 25% if Brinker’s TSR percentile rank is in the top quartile of the comparison group, and adjusts the achievement down by 25% if Brinker’s TSR percentile rank is within the bottom quartile of the comparison group. If Brinker’s TSR ranks between the 75th and 25th percentiles then the achievement under the plan will not be modified.

The Talent & Compensation Committee and How Compensation Decisions are Made

Structure and Responsibilities of the Talent & Compensation Committee

The Committee is comprised entirely of independent directors. The Board has also determined that each Committee member qualifies as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act. The Committee is responsible for aligning our compensation programs with our compensation philosophy of creating long-term shareholder value and rewarding performance. Specifically, the Committee oversees the design of compensation plans and reviews and recommends for approval by the independent directors of the Board

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any compensation decisions regarding our CEO and other Executive Officers identified in this Proxy Statement (the “Executive Officers”), and also oversees the talent management and succession process for our broader leadership team. More specifically, the Committee takes the following actions:

•	Retains an independent consultant (currently Pearl Meyer & Partners (“Pearl Meyer”)) to advise on executive compensation;
•

Reviews competitive market data, with the assistance of Pearl Meyer, to determine competitive compensation levels based on a peer group that represents restaurant and hospitality companies with whom we compete for talent;

•	Recommends to the Board for approval and ratification the design and performance metrics used in our incentive plans;
•	Submits recommendations on CEO and other Executive Officer compensation to the independent directors of the Board for approval and ratification;
•	Holds executive sessions (without our management present) at Committee meetings; and
•	Provides recommendations to the Board on talent and compensation-related proposals to be considered at the Company’s annual meeting.

The Committee may, in its discretion, delegate its duties and responsibilities to a subcommittee of the Committee. Further information about the duties of the Committee can be found in the Talent & Compensation Committee Charter, which is located on our website at http://investors.brinker.com/corporate-governance/highlights.

Roles of the Talent & Compensation Committee, Consultants and Management

The Committee is responsible for evaluating the performance of the CEO and other Executive Officers and recommending to the independent directors of the Board compensation plans and compensation levels for the CEO and other Executive Officers. The Committee utilizes Pearl Meyer, and input from the CEO on the individual performance of and compensation recommendations for other Executive Officers. The CEO does not provide input on his own compensation. The Committee also provides oversight and recommendations to management regarding succession, retention and compensation of a broader segment of Company leadership. The Committee considers these data sources and applies its own independent judgment in establishing a total compensation program comprised of base salary, short-term incentives targeted as a percentage of base salary and long-term incentives.

Pearl Meyer is retained by and reports directly to the Committee. During summer 2026, Pearl Meyer also assisted the Governance & Nominating Committee in conducting peer to peer effectiveness assessments for members of the Board. Pearl Meyer did not have any other consulting engagements with the Company. The Committee regularly asks Pearl Meyer to provide independent advice on current trends in compensation design, including compensation levels, the merits of particular forms of compensation, the relative weighting of compensation elements, compensation best practices and new developments and requirements for regulatory reporting and disclosure. The Committee has affirmatively determined that Pearl Meyer is independent, and the engagement of Pearl Meyer does not raise any conflicts of interest under the factors enumerated by the SEC and NYSE.

Competitive Market Data and Compensation Mix

Pearl Meyer provides the Committee with market data regarding base salary, short-term incentive targets, long-term incentive values and total compensation for our Executive Officers. A portion of the market data is from a peer group that was carefully selected based on criteria including restaurant and brand product industries, operating structure, location, revenues and market capitalization. As of the time the peer group below was selected, the Company was above the median of our peer group in terms of annual revenues and slightly below the median for market capitalization. Compensation data for our peer group was collected from public filings and supplemented with data from reputable retail and general industry surveys, to provide us with market data that we believe accurately reflects the market in which we compete for executive talent. The Committee evaluated the fiscal 2025 Compensation Peer Group with support from Pearl Meyer, and, in an effort to include a larger number of companies that are more comparable to the Company in revenue and market capitalization, decided to remove BJ’s Restaurants, Inc., Denny’s Corporation, Dine Brands Global, Inc. and Red Robin Gourmet Burgers, Inc. and to add Cinemark Holdings, Inc., Hyatt Hotels Corporation, Norwegian Cruise Line Holdings Ltd., Papa John’s International, Inc., Shake Shack Inc. and Wingstop Inc. The following table lists the resulting companies used as our peer group in setting fiscal 2026 compensation:

Peer Group

Bloomin’ Brands, Inc.	Domino’s Pizza, Inc.	Texas Roadhouse, Inc.

The Cheesecake Factory, Inc.	Hyatt Hotels Corporation	The Wendy’s Company

Chipotle Mexican Grill, Inc.	Norwegian Cruise Line Holdings Ltd.	Wingstop Inc.

Cinemark Holdings, Inc.	Papa John’s International, Inc.	Yum! Brands, Inc.

Cracker Barrel Old Country Store, Inc.	Restaurant Brands International, Inc.

Darden Restaurants, Inc.	Shake Shack Inc.

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Pearl Meyer’s market data was considered when establishing targeted total compensation (base salary + target short-term cash incentives + target long-term equity incentives) for Executive Officers. We strive to be competitive in the marketplace by trying to provide targeted total compensation near the market median. This effort includes appropriately balancing all elements of compensation (short-term versus long-term and fixed versus variable) while recognizing our performance, as well as each individual Executive Officer’s performance, criticality and experience, and internal pay equity. There is no fixed percentage which determines the mix between cash and non-cash compensation, but compensation is significantly weighted towards variable compensation (short- and long-term). The table below shows the percentage of fixed versus variable compensation elements for fiscal 2026 targeted total compensation.

Fiscal 2026 Targeted Fixed Versus Variable Compensation Mix

Name	Position	Fixed Compensation as a % of Target Total Compensation	Variable Compensation as a % of Target Total Compensation

Kevin D. Hochman	CEO	11%	89%

Michaela M. Ware	EVP, CFO	34%	66%

Aaron M. White	EVP, COO & CPO	32%	68%

George S. Felix	EVP, CMO	35%	65%

Douglas N. Comings	SVP, COO of Chili’s	36%	64%

Say-on-Pay Feedback and Shareholder Outreach

At the November 2025 annual meeting of shareholders, we submitted our NEO compensation for an advisory vote to you, our shareholders, and received the support of 96% of the total votes cast on the proposal. During the weeks immediately prior to our 2025 annual meeting, we reached out to shareholders owning over 40% of the Company’s shares to ask for feedback about the Company’s compensation program. Two shareholders, representing approximately 25% of the Company’s shares, chose to engage with the Company’s representatives, which included an independent Board member. The Committee reviewed the results of the shareholder advisory vote and shareholder outreach and continued our compensation strategy and programs in light of the strong shareholder support for our current programs. Although not a direct result of any shareholder feedback, the Committee did make the changes to the fiscal 2027 compensation program discussed in the Summary of Fiscal 2027 Compensation Actions section of this CD&A for other strategic purposes.

Compensation Principles and Long-Term Performance Results

Highlights of Our Compensation Programs

What We Do:		What We Do Not Do:

✓	Pay for Performance	✗	Gross-Ups for Excise Taxes

✓	Annual Say-on-Pay Vote	✗	Reprice Stock Options

✓	Clawback Policies, including Ability to Recoup in the Event of Misconduct	✗	Fixed Term Employment Agreements

✓	Short- and Long-Term Incentives/Performance Metrics	✗	Allow Hedging/Pledging of Securities

✓	Independent Compensation Consultant	✗	Defined Benefit Pensions

✓	Stock Ownership Guidelines	✗	Dividend Payment on Unvested Equity Awards

✓	Use “At Risk” Equity	✗	Excessive Perquisites or Benefits

✓	Double-Trigger Change in Control Provisions	✗	Grant Stock Options with Exercise Prices Below the Closing Stock Price on Date of Grant
✓	Mitigate Inappropriate Risk Taking

✓	Review Market Data from a Relevant Peer Group	✗	Grant Spring-Loaded Equity Awards

✓	Shareholder Outreach

Pay for Performance

The Company’s compensation programs are aligned with our business initiatives and have been designed to pay commensurate with the level of performance generated. This philosophy is most evident in the mix of pay used to compensate our executives.

Our fiscal 2026 compensation packages for our CEO and other NEOs were heavily weighted towards variable compensation. Long-term incentives constituted the largest portion of the target total direct compensation opportunity for our CEO. The graphs below show the target

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pay mix for the CEO and the average target pay mix for the other NEOs based on annual salary levels, annual short-term incentive at target and the economic value (at the time of grant) of RSUs and performance shares granted during the year.

Performance Results under Prior Long-Term Compensation Plans

Performance shares granted toward the beginning of fiscal 2024 were paid in August 2026 based on the Company’s Adjusted EBITDA as compared to a target Adjusted EBITDA for fiscal 2026. At the time the performance shares were granted in fiscal 2024, the Committee set an Adjusted EBITDA target of $443 million for the performance share plan, which required significant growth in profitability over the three-year performance period and would be challenging to achieve compared to the $345.6 million in Adjusted EBITDA earned in fiscal 2023 before the performance period began. The applicable payout percentage would have been 100% for achieving the target Adjusted EBITDA in fiscal 2026, a maximum potential payout of 200% for achieving $509.5 million in Adjusted EBITDA and a threshold payout of 0% of the target award if the Company achieved $376.6 million or less in Adjusted EBITDA. The payout percentage between the minimum, target and maximum Adjusted EBITDA values were based on a linear payout slope approved by the Committee and the Board. The fiscal 2024 Performance Share Plan sets forth the calculation for Adjusted EBITDA, which excludes items recorded in the Company’s “other gains and charges” caption on its consolidated statement of comprehensive income (which were disregarded both when setting and assessing achievement of the performance goal).

The payout percentage was further subject to a relative TSR modifier that compared the Company’s TSR over the three-year performance period to a comparison group consisting of the companies in the S&P 1500 Hotels, Restaurants and Leisure Index over this same period. The relative TSR modifier would increase the achievement by 25% if Brinker’s TSR percentile ranked within the top quartile of the comparison group, and it would decrease the achievement by 25% if Brinker’s TSR percentile ranked within the bottom quartile of the comparison group, provided that in no event were the earned shares permitted to exceed 200% of the target award after any applicable modification.

The Company exceeded the Adjusted EBITDA target by more than $400 million, achieving Adjusted EBITDA of $847.2 million in fiscal 2026, which resulted in an earned payout of 200% of the target award. The Company finished its fiscal 2024-2026 performance period with a total shareholder return of 346.9%, which was the second best total shareholder return among companies in the S&P 1500 Hotels, Restaurants and Leisure Index over this same period. This three-year TSR performance was more than 23 times greater than the three-year TSR of 14.58%, at the 50th percentile of the comparison group. The upward adjustment for the TSR modifier did not apply because the Company already achieved the maximum payout based on Adjusted EBITDA results. Accordingly, each of the NEOs earned 200% of their respective target performance shares, which were settled in August 2026.

Fiscal 2026 Executive Compensation and Benefit Components

For the fiscal year ended June 24, 2026, the principal components of compensation and benefits for our NEOs were:

•	Base Salary
•	Short-Term Incentives
•	Long-Term Incentives
•	Benefits

In the sections that follow we detail what each element of compensation is intended to reward and how each component of compensation is determined. It is important to note that, while each individual component is reviewed, all decisions are made in a total compensation context.

Base Salary

Annually, we review base salaries together with competitive market data. An individual’s base salary is dependent on the level and scope of the position, his or her experience and, most importantly, his or her performance. During fiscal 2026, the Committee approved the salary increases described above in Summary of Fiscal 2026 Compensation Actions section of this CD&A. As of the end of fiscal 2026, our NEOs

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had the base salaries set forth in the table below. Actual salary received during the fiscal year is set forth in the Summary Compensation Table of this Proxy Statement and is less than the table below because these salary levels were not in effect for the entire fiscal year.

Name	Position	Base Salary as of the End of Fiscal 2026

Kevin D. Hochman	CEO	$1,075,000

Michaela M. Ware	EVP, CFO	$675,000

Aaron M. White	EVP, COO & CPO	$676,000

George S. Felix	EVP, CMO	$600,000

Douglas N. Comings	SVP, COO of Chili’s	$540,800

Short-Term Incentives

Our short-term Bonus Plan is a cash-based annual incentive arrangement in which the NEOs, together with all restaurant support center team members participated for fiscal 2026. This plan measures both financial performance and achievement with respect to a key performance indicator (“KPI”). The short-term Bonus Plan included the following features for fiscal 2026.

•	The financial performance portion of the Bonus Plan paid out based on Adjusted PBT (defined below).
•	The KPI portion of the Bonus Plan paid out based on a revenue KPI.

Sixty percent of the Bonus Plan payout opportunity was based on achievement of Adjusted PBT compared to a target Adjusted PBT set by the Committee. Adjusted PBT is defined as the Company’s income before taxes calculated by excluding several enumerated items, such as certain items recorded in the Company’s “other gains and charges” caption on its consolidated statement of comprehensive income (such as impairment charges, severance and certain unplanned legal liability) as set forth in the plan document.

The potential payout for the financial measure portion of the Bonus Plan was designed to be 100% for achieving the target Adjusted PBT, a maximum of 200% for achieving or exceeding a maximum Adjusted PBT amount, 50% for achieving a minimum Adjusted PBT and 0% for an Adjusted PBT result below the minimum threshold. The payout percentage of results between the minimum, target and maximum were measured on a payout slope approved by the Committee and the Board for results between such values.

In setting the Adjusted PBT target, the Committee took into consideration that the casual dining industry had experienced declines in same restaurant guest traffic in fiscal 2025, and industry guest traffic was expected to continue to decline in fiscal 2026. The Committee also took into consideration the difficulty of exceeding the Company’s outsized growth in fiscal 2025, which included 25.3% same restaurant sales growth at Chili’s. The actual Adjusted PBT in fiscal 2025 was $536.4 million, and the target set for fiscal 2026 represented a challenging target of 12.1% growth in Adjusted PBT. As discussed in the Executive Summary and Fiscal 2026 Performance Highlights sections of this CD&A, the Company’s growth continued in fiscal 2026 resulting in Adjusted PBT that exceeded expectations. The fiscal 2026 Adjusted PBT target, minimum and maximum approved by the Committee are set forth in the chart below, together with the actual Adjusted PBT the Company achieved and the resulting payout multiplier for this component of the Bonus Plan based on the payout scale set by the Committee.

Maximum Adjusted PBT (in 000s)	Target Adjusted PBT (in 000s)	Minimum Adjusted PBT (in 000s)	Actual Adjusted PBT (in 000s)	Financial Performance Measure Payout Multiplier
$691,728	$601,503	$511,278	$628,331	129.73%

The KPI portion of the Bonus Plan was based on revenue. The Company’s strategy includes growing profits by growing revenue. The Committee set challenging revenue targets for Brinker that correlated to significant growth in revenue, with a potential payout of 100% for this KPI portion of the Bonus Plan for achieving the target revenue, a 0% payout for revenue at or below a minimum level and a maximum payout of 200% for achieving or exceeding a maximum revenue amount. The target revenue KPI under the Bonus Plan represented a challenging target of approximately 5% growth following the significant 21.9% revenue growth achieved in the prior fiscal year. The Company’s strategy and operational execution resulted in revenue growth that far exceeded the Committee’s target. The fiscal 2026 revenue target, minimum and maximum approved by the Committee are set forth in the chart below, together with the Company’s actual revenue achievement and the resulting payout multiplier for this component of the Bonus Plan based on the payout scale set by the Committee.

Brinker Maximum Revenue (000s)	Brinker Target Revenue (000s)	Brinker Minimum Revenue (000s)	Brinker Actual Revenue (000s)	Brinker Revenue KPI Payout Multiplier
$5,934,326	$5,651,739	$5,369,152	$5,807,400	155.07%

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The resulting payout for the NEOs and other participants was 139.87% and the final calculated payouts under the Bonus Plan for fiscal 2026 were as follows:

Brinker Profits Multiplier	Brinker Revenue KPI Multiplier	Bonus Achieved as a % of Bonus Target
129.73%	155.07%	139.87%

The following table details the final short-term incentive payout for fiscal 2026 versus the annual targets set for each of the NEOs. The annual targets are prorated based on actual salary earned and the targeted percent of salary in effect at the time of the earnings, rather than ending salary and target bonus percentage.

Fiscal 2026 Short-Term Incentive Payout versus Target

Name	Position	Short-Term Incentive Actual Payout for Fiscal 2026	Short-Term Incentive Target Payout for Fiscal 2026

Kevin D. Hochman	CEO	$2,543,616	$1,818,558

Michaela M. Ware	EVP, CFO	$654,858	$468,190

Aaron M. White	EVP, COO & CPO	$704,630	$503,775

George S. Felix	EVP, CMO	$524,452	$374,957

Douglas N. Comings	SVP, COO of Chili’s	$488,544	$349,284

Long-Term Incentives

We believe compensation programs that reward executives for performance with Company equity further align the interests of executives and shareholders and motivate executives to create long-term shareholder value. Target long-term incentive values were determined by the Committee after analyzing peer group data, performance, program cost and total compensation targets. The Committee approved a mix of time-vested RSU and performance share awards for all NEOs in fiscal 2026. Brinker did not grant any stock options in fiscal 2026. For fiscal 2026, the Committee approved awards for all NEOs consisting of 60% of their target equity value in the form of performance shares, with the remaining 40% granted as time-vested RSUs.

Performance Shares

We grant performance shares to emphasize our pay for performance philosophy. The Committee targets a certain dollar value for each performance share grant. The target number of performance shares awarded is then determined based on the targeted value divided by the stock price at date of grant multiplied by the relevant Monte Carlo factor.

Performance shares granted in fiscal 2026 will be earned based on the Company’s Adjusted EBITDA as compared to a target Adjusted EBITDA in fiscal 2028, which is the last year of the three-year performance period. The Company’s Adjusted EBITDA was approximately $760.4 million for fiscal year 2025 prior to this plan being adopted in early fiscal 2026. The Committee set the target Adjusted EBITDA at a level that would require significant growth of more than 25% in Adjusted EBITDA over the three-year performance period and be challenging for management to achieve, with more than 43% growth in Adjusted EBITDA required to achieve the maximum 200% payout. Adjusted EBITDA will be calculated in accordance with the terms of the underlying plan document, which calculation includes or excludes the effects of certain enumerated items such as acquisitions, dispositions and other extraordinary events.

The target performance share award is increased or decreased by the payout percentage determined after the end of the performance period. The payout percentage for achieving the target Adjusted EBITDA in fiscal 2028 is 100%, with the Board also designating a minimum and maximum level of achievement for performance that falls below or exceeds the target Adjusted EBITDA. If Adjusted EBITDA for the last year of the measurement period is at or less than the minimum, the payout percentage will be 0%. The payout percentage for achieving or exceeding the maximum Adjusted EBITDA will be 200%. The payout percentage between the minimum, target and maximum Adjusted EBITDA values will be measured based on a linear payout slope approved by the Committee and the Board. The minimum, target and maximum Adjusted EBITDA values are set forth in the table below.

	Company Adjusted EBITDA	Payout Percentage

Less than Minimum		—%

Minimum	$808.6 million	—%

Target Adjusted EBITDA	$951.3 million	100%

Maximum or greater	$1.094 billion	200%

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The payout percentage is further subject to a relative TSR modifier that compares the Company’s TSR over the three-year performance period to a comparison group consisting of companies in the S&P 1500 Hotels, Restaurants and Leisure Index over this same period. The relative TSR modifier increases the achievement by 25% if Brinker’s TSR percentile ranks within the top quartile of the comparison group, and decreases the achievement by 25% if Brinker’s TSR percentile ranks within the bottom quartile of the comparison group. If Brinker’s TSR ranks between the 75th and 25th percentiles no modifier will apply, as shown in the table below. In no event will the earned shares exceed 200% after any applicable modification.

Company’s TSR Percentile Rank	Payout Percentage Modifier

At or above the 75th percentile	1.25

Between the 75th and 25th percentile	No Modifier

At or below the 25th percentile	0.75

Performance shares are further subject to continued employment through completion of the three-year performance period (except in the case of qualified retirement, death, disability or certain involuntary terminations) and are distributed shortly thereafter. Earned shares are not subject to further vesting requirements, although they may need to be retained to meet stock ownership guidelines (see discussion below).

Restricted Stock Units

In fiscal 2026 we granted RSUs to enhance retention incentives, to increase executive stock ownership and shareholder alignment and to closely align our grant mix with peers. The RSUs vest ratably with continued employment over three years, with one-third vesting on the first, second and third anniversaries of the grant date. RSUs are subject to acceleration in the event of qualified retirement, death, disability or certain involuntary terminations.

Benefits

Health and Welfare Benefits

All of our salaried employees are eligible for health and welfare benefits, including the NEOs. Our salaried employees, including the NEOs, also receive term life, short-term disability and long-term disability insurance. The Company coverage for NEOs is provided at a higher level than is provided for other employees for some Company benefits. Detailed information is included in the chart below for the NEOs.

Company-Paid Benefits for the Named Executive Officers

	Life Insurance	AD&D Insurance	Long-Term Disability	Long-Term Care

Benefit	Up to 4× Salary, max. $3.5M benefit	2× Salary up to $1M	60% Wage Replacement up to $30K per month	$201 daily benefit amount

Limited Benefits

We provide our NEOs with benefits that are generally intended to promote their well-being and efficiency. The Committee regularly reviews the benefits for reasonableness and consistency with competitive practice. We provide our NEOs (with the exception of the CEO) with the following benefits:

•	Car allowance
•	Financial planning allowance
•	Dining card
•	Annual executive physical
•	Health club reimbursement

The CEO received only a dining card and eligibility for an annual executive physical.

We do not own or lease any aircraft for the benefit of management. Providing benefits separately and not rolling them into base salary ensures those dollars are not included in our calculations for benefits such as life insurance, or other programs that use base salary in their calculation such as the Bonus Plan and our 401(k) Plan.

Savings Plans

Our 401(k) Plan and Deferred Income Plan (the “Deferred Plan”) are designed to provide the Company’s team members with competitive tax-deferred long-term retirement savings vehicles. The 401(k) Plan is intended to be a tax-qualified retirement plan and the Deferred Plan is a non-qualified deferred compensation plan.

28	Brinker International • 2026 Notice & Proxy	Making People Feel Special

401(k) Plan
All of our team members who have attained the age of 21 and completed 90 days of service with the Company are eligible to participate in the 401(k) Plan. Matching contributions from the Company are 100% of each participant’s contribution up to the first 3% of the participant’s base salary and bonus and 50% of each participant’s contribution up to the next 2% of the participant’s base salary and bonus (up to the IRS limits), with all Company contributions vesting immediately.
Deferred Plan
The Deferred Plan is a
non-qualified
deferred compensation plan available to all of our officers, including the NEOs.
Other Executive Compensation Program Elements
Retiree Medical Benefits
Select officers, including the NEOs, are eligible to receive retiree medical insurance from us upon termination if they are otherwise retirement eligible (described below in the section titled Executive Retirement Benefits). This fully insured policy is paid for by both the retiree and the Company. The cost split between the retiree and the Company mimics that of the cost split for our active employees with respect to their medical benefits. Currently, that percentage is approximately 75% of the cost paid by the Company and 25% of the cost paid by the participant. Participants are eligible to receive this coverage until age 65.
Stock Ownership Guidelines
We have stock ownership guidelines for our senior vice presidents and above, including the NEOs. Stock ownership aligns the interests of these officers with the interests of our shareholders and promotes good corporate citizenship. Guidelines are reviewed annually by the Board of Directors, including a comparison of market prevalence and guideline designs. Any unvested performance shares or unexercised stock options do not count toward achievement of the stock ownership guidelines. The Committee believes these requirements appropriately align the interests of these officers and shareholders.
The guidelines are based on a multiple of base salary which is used to calculate the desired value of holdings by position and are as follows:

Stock Ownership Guidelines

Position	Multiplier
CEO	6X

EVP	4X

Brand President	3X

SVP	2X
The Company’s Executive Officers have five years to accumulate the necessary shares. The five-year period begins on the date the officer is promoted to the applicable position. If, however, such officer was not previously an employee of the Company, then the officer will be provided six years to meet the guideline. Should any officers be below the guidelines after being in the program for five years (or six years, as applicable), they may receive half of any short-term incentives in shares until the guidelines are met. Currently, all officers are in compliance with the guidelines or have additional time to meet the guidelines pursuant to the standards described in this paragraph.
Insider Trading Policy
The Company has a written insider trading policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company, and that, among other things, prohibits its directors, Executive Officers and all employees from engaging in short-sale transactions of Company securities, pledging Company securities or placing Company securities in margin accounts. Pursuant to the insider trading policy, no director, Executive Officer, or employee may engage in any hedging transactions with respect to any of the Company’s securities. Hedging transactions include trading in any derivative security relating to Company securities or participating in exchange funds through the transfer of Brinker securities. In particular, other than pursuant to a Company benefit plan, no director, Executive Officer, or employee may acquire, write or otherwise enter into an instrument that has a value determined by reference to Company securities, whether or not the instrument is issued by the Company Recently, the Board also approved an update to the Company’s insider trading policy to prohibit any director or employee from purchasing or betting on any event contracts related to the Company on prediction markets or similar platforms.
Recoupment Provisions
All of our short-term incentive bonus plans and our long-term equity plans from the prior four fiscal years contain a clawback provision stating that if the Board or the Committee determines that any fraud, negligence or intentional misconduct by an officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, or that egregious conduct of the officer (including conduct such as material breaches of the Company’s written policies and other unethical actions) is substantially detrimental to the Company, then the Board or Committee may cancel outstanding equity awards and recover the value of any shares or cash paid to the participant up to three years prior to the date the restatement or conduct is disclosed. Further, under Section 304 of the Sarbanes-Oxley Act of 2002, if the Company

Making People Feel Special	Brinker International • 2026 Notice & Proxy	29

is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying
document and (2) any profits realized from the sale of securities of the Company during those 12 months. The Company also maintains a Compensation Recoupment (Clawback) Policy consistent with the requirements of Rule 10D-1 of the Exchange Act and applicable NYSE listing standards which provides that, in the event the Company is required to restate the Company’s financial statements due to material non-compliance
with any financial reporting obligation under federal securities laws, the Company is required to recover from any “officer” of the Company (as defined under Rule
16a-1(f)
under the Exchange Act) the amount of any applicable incentive-based compensation received over the applicable recovery period (generally the prior three completed fiscal years) that exceeds the amount that otherwise would have been received based on the restated financial statements.
Equity Award Grant Practices
All annual equity-based awards are generally granted to our NEOs, officers and other eligible employees during the first quarter of the fiscal year within a few weeks following our release of earnings for the prior quarter and our filing of our annual report on Form 10-K with the SEC. In certain circumstances, including the hiring or promotion of an officer or for retention or other considerations, the Committee may approve grants to be effective during other times of the year. In any event, the Committee does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company does not currently grant stock options, stock appreciation rights or other instruments with option-like features to its Executive Officers, including the NEOs or other employees.
Equity Compensation Plan Information
The following table summarizes, as of June 24, 2026, the options, performance shares, and RSUs outstanding and shares available for issuance to our officers and team members under the Stock Option and Incentive Plan (as amended, the “1998 Plan”) and the 2024 Stock Option and Incentive Plan (the “2024 Plan”) and to our directors under the 1999 Stock Option and Incentive Plan for
Non-Employee
Directors and Consultants (as amended, the “1999 Plan”). In November 2024, our shareholders approved the 2024 Plan, and all new grants to our officers and team
members from the date of approval are made under the 2024 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)

Equity compensation plans approved by security holders	1,118,033	(2)	32.42	3,425,141	(3)

Equity compensation plans not approved by security holders	—		—	—

Total	1,118,033		32.42	3,425,141	(3)

(1)	The amounts shown in this column relate only to options exercisable for common shares.
(2)
The amount shown includes 1,094,277 shares issuable in respect of RSUs and performance shares (assuming target achievement of applicable performance metrics) and 23,756 shares underlying outstanding options.

(3)
The amount shown (i) excludes the number of securities to be issued upon exercise of outstanding options, warrants and rights reported in the first column of this table, and (ii) is comprised of 3,145,026 shares available for issuance under the 2024 Plan and 280,115 shares available for issuance under the 1999 Plan.

Tax Implications
As one of the factors in its review of compensation matters, the Committee considers the anticipated tax treatment
to the Company. The deductibility of some types of compensation for the CEO and other NEOs depends upon the timing of the vesting or exercise of previously granted rights. In addition, Section 162(m) of the Internal Revenue Code also generally limits the deductibility of compensation in excess of $1 million paid to certain covered employees, including each of our NEOs. While the Committee considers the tax treatment of compensation granted to the NEOs, it grants and expects to continue to grant non-deductible
compensation when appropriate to achieve other Company goals while maintaining its commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance.
Summary of Fiscal 2027 Compensation Changes
Since the end of fiscal 2026, the Committee approved certain increases to salaries, bonus targets and target annual equity awards to recognize sustained strong Company performance and appropriately position compensation for the scope and complexity of each executive’s role. In making these decisions, the Committee considered the Company’s significant growth, strong shareholder returns, individual contributions to the Company’s success, and competitive market data. As part of these adjustments, Mr. Hochman’s base salary increased by 7.0% to $1,150,270, his bonus target increased from 175% of salary to 185% of salary, and his target annual equity award increased by 23.8% to $8,725,000. Ms. Ware’s, Ms. White’s and Mr. Comings’ base salaries each increased by 3.5%. During fiscal 2026, the Committee approved increases to Ms. Ware’s and Mr. Felix’s target equity awards to $900,000 and $750,000 respectively, as discussed in the
Summary of Fiscal 2026 Compensation Actions
of this CD&A, with such increases first taking effect for the fiscal 2027 annual equity awards.

30	Brinker International • 2026 Notice & Proxy	Making People Feel Special

REPORT OF THE TALENT & COMPENSATION COMMITTEE

The Talent & Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Talent & Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

TALENT & COMPENSATION COMMITTEE

HARRIET EDELMAN (Chair)

CYNTHIA L. DAVIS

WILLIAM T. GILES

RAMONA T. HOOD

TIMOTHY A. JOHNSON

Compensation Policies and Practices as They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all team members, including officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the Company has appropriate safeguards in place with respect to the compensation programs that assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our officers and team members. These safeguards include managing pay opportunities to market levels through peer benchmarking; balancing performance focus between near-term objectives and long-term shareholder value creation; issuing equity awards that vest over multi-year time horizons; maintaining stock ownership guidelines and recoupment policies for our executive officers; and maintaining no fixed-term employment agreements. Furthermore, the Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles and pay opportunity levels.

In fiscal 2026, the Committee reviewed the concept of risk as it relates to our compensation programs and determined that our programs do not encourage excessive or inappropriate risk. In reaching this conclusion, the Committee noted that long-term incentives are predominately equity-based and tied to shareholder returns, market comparisons are used, ownership guidelines are applied, and the majority of variable pay is tied to Company performance.

Making People Feel Special	Brinker International • 2026 Notice & Proxy	31

FISCAL 2026 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(4)	All Other Compensation ($)(5)	Total ($)
Kevin D. Hochman	2026	1,061,731	—	7,049,883	2,543,616	—	24,526	10,679,756
CEO, President	2025	991,154	—	26,499,879	2,929,615	—	45,120	30,465,768
	2024	939,808	—	4,499,985	2,184,525	—	77,281	7,701,599

Michaela M. Ware	2026	624,254	—	749,745	654,858	—	38,786	2,067,643
EVP, CFO	2025	534,865	—	662,279	769,037	—	41,432	2,007,613

Aaron M. White	2026	671,700	—	899,885	704,630	—	45,233	2,321,448
EVP, COO & CPO	2025	559,173	—	3,774,890	790,160	—	45,159	5,169,382
	2024	504,615	—	749,964	622,385	—	49,247	1,926,211

George S. Felix	2026	545,366	—	649,865	524,452	—	38,945	1,758,628
EVP, CMO	2025	461,372	—	2,599,828	599,784	—	37,772	3,698,756
	2024	439,381	100,000	574,973	430,782	—	37,338	1,582,474

Douglas N. Comings	2026	537,360	—	599,922	488,544	4,891	46,444	1,677,161
SVP, COO of Chili’s	2025	516,692	—	599,905	671,700	4,876	43,581	1,836,754

(1)	The amounts shown represent all salary received during the applicable fiscal year. Our salaries are paid on a bi-weekly basis.
(2)

The amounts shown represent the fair market value on the grant date of equity awards granted to the NEOs in the applicable fiscal year as determined pursuant to ASC Topic 718. For additional information on the assumptions used in valuing our equity awards see Note 1 and Note 11 to our Consolidated Financial Statements filed on Form 10-K for the fiscal year ended June 24, 2026. These amounts do not include any reduction in the value for the possibility of forfeiture. These amounts for all the NEOs include grant date fair values for the fiscal 2026—fiscal 2028 performance shares based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential value of these performance shares is 200% of target. For fiscal 2026, Mr. Hochman’s grant date fair value for such performance shares is $4,229,969 and the maximum value would be $8,148,217, Ms. Ware’s grant date fair value is $449,883 and the maximum value would be $866,613, Ms. White’s grant date fair value is $539,989 and the maximum value would be $1,040,185, Mr. Felix’s grant date fair value is $389,974 and the maximum value would be $751,210, and Mr. Comings’ grant date fair value is $359,939 and the maximum value would be $693,353.

(3)

The amounts shown were earned under the annual short-term Bonus Plan. Details about the plan can be found in the Compensation Discussion and Analysis under the section titled Short-Term Incentives of this Proxy Statement.

(4)

The amount shown for Mr. Comings reflects the above market interest rate accrued to his account under the Deferred Plan. Our Deferred Plan applied interest credits of 8.0% in calendar 2025 and 7.0% in calendar 2026.

(5)

The amounts shown in this column reflect the value of benefits and perquisites provided to the NEOs during the applicable fiscal year. These include: car allowance, financial planning, dining discount, health club reimbursement, annual executive physical, company matching contributions to the qualified 401(k) Plan, life insurance, executive retiree medical insurance, and long-term care insurance, which are detailed in the table below.

	All Other Compensation Included in the Summary Compensation Table for Fiscal 2026
Name	Company Matching Contributions to the 401(k) Plan ($)	Car Allowance ($)	Company Provided Life, Retiree Medical, and Long-Term Care Insurance Premiums ($)(a)	Other Compensation ($)(b)	Total All Other Compensation ($)
Kevin D. Hochman	7,200	—	17,259	67	24,526
Michaela M. Ware	14,731	9,600	8,283	6,172	38,786
Aaron M. White	13,205	9,600	7,607	14,821	45,233
George S. Felix	13,542	8,400	11,548	5,455	38,945
Douglas N. Comings	13,418	8,400	12,612	12,014	46,444

(a)	Represents benefit premiums paid to a third party for Company-provided life insurance, executive retiree medical insurance and long-term care insurance.
(b)	Represents the value of perquisites and benefits paid directly to or on the NEOs’ behalf for annual executive physical, financial planning, dining discount, and health club reimbursement.

32	Brinker International • 2026 Notice & Proxy	Making People Feel Special

FISCAL 2026 GRANTS OF PLAN-BASED AWARDS TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
Name	Committee Action Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Kevin D. Hochman
RSUs(3)	8/20/2025	8/28/2025							18,131	2,819,914
Performance Shares(4)	8/20/2025	8/28/2025				262	26,195	52,390		4,229,969
Bonus Plan		N/A	545,567	1,818,558	3,637,116

Michaela M. Ware
RSUs(3)	8/20/2025	8/28/2025							1,928	299,862
Performance Shares(4)	8/20/2025	8/28/2025				28	2,786	5,572		449,883
Bonus Plan		N/A	140,457	468,190	936,380

Aaron M. White
RSUs(3)	8/20/2025	8/28/2025							2,314	359,896
Performance Shares(4)	8/20/2025	8/28/2025				33	3,344	6,688		539,989
Bonus Plan		N/A	151,133	503,775	1,007,550

George S. Felix
RSUs(3)	8/20/2025	8/28/2025							1,671	259,891
Performance Shares(4)	8/20/2025	8/28/2025				24	2,415	4,830		389,974
Bonus Plan		N/A	112,487	374,957	749,914

Douglas N. Comings
RSUs(3)	8/20/2025	8/28/2025							1,543	239,983
Performance Shares(4)	8/20/2025	8/28/2025				22	2,229	4,458		359,939
Bonus Plan		N/A	104,785	349,284	698,568

(1)

The amounts shown in column (d) reflect the threshold payment level under the Bonus Plan applicable to the NEO. The threshold award level is 30% of target (e) and the maximum award (f) is 200% of target (e). The threshold award level of 30% of target represents threshold achievement of 50% on the financial performance component and 0% achievement of the Revenue KPI.

(2)

The amounts shown represent the grant date fair market value for financial reporting purposes in fiscal 2026 of stock awards as determined pursuant to ASC Topic 718, excluding the effects of estimated forfeitures. For additional information on the assumptions used in valuing our equity awards see Note 1 and Note 11 to our Consolidated Financial Statements filed with the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2026.

(3)	These RSUs were granted to NEOs as part of their annual equity award and vest in three equal annual installments on each of the first, second and third anniversaries of the date of grant.
(4)

These performance shares are detailed in the Compensation Discussion and Analysis under the section titled Long-Term Incentives of this Proxy Statement. The amounts in columns (g)–(i) reflect the number of shares the individual would receive for (g) a payout percentage at 1% of the target award (i.e., Threshold), (h) a payout equal to the target award and (i) the maximum payout percentage (i.e., 200% of the target). The actual awards will not be earned until the end of fiscal 2028, and only then if the performance metrics are achieved. The target award will be achieved if the Company’s Adjusted EBITDA is $951.3 million, the threshold payout percentage is not achieved unless Adjusted EBITDA exceeds $808.6 million and the maximum payout percentage is achieved at $1.094 billion in Adjusted EBITDA. The payout percentage is subject to 25% modification up or down based on the Company’s TSR ranking among a comparison group, but the payout percentage will not exceed 200% of target.

Making People Feel Special	Brinker International • 2026 Notice & Proxy	33

FISCAL 2026 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Kevin D. Hochman	8/28/2025	18,131	(2)	3,079,913	8/28/2025	26,195	4,449,745

	8/29/2024	24,692	(2)	4,194,430	11/6/2024	397,534	67,529,101

	8/31/2023	18,332	(2)	3,114,057	8/29/2024	102,428	17,399,444
					8/31/2023	154,418	26,230,986

Michaela M. Ware	8/28/2025	1,928		327,509	8/28/2025	2,786	473,258
	2/13/2025	146	(3)	24,801	2/13/2025	536	91,050
	8/29/2024	2,184	(2)	370,996	8/29/2024	9,060	1,539,022
	8/31/2023	2,037	(2)	346,025
	8/27/2015	195	(4)	33,125
	8/28/2014	216	(4)	36,692
	8/29/2013	260	(4)	44,166
	8/30/2012	350	(4)	59,455
	8/25/2011	400	(4)	67,948
	10/20/2010	800	(4)	135,896

Aaron M. White	8/28/2025	2,314	(2)	393,079	8/28/2025	3,344	568,045
	8/29/2024	2,944	(2)	500,097	11/6/2024	59,630	10,129,348
	8/31/2023	3,055	(2)	518,953	8/29/2024	12,212	2,074,452
					8/31/2023	25,736	4,371,774

George S. Felix	8/28/2025	1,671	(2)	283,853	8/28/2025	2,415	410,236
	8/29/2024	2,279	(2)	387,134	11/6/2024	39,752	6,752,672
	8/31/2023	2,343	(2)	398,005	8/29/2024	9,454	1,605,951
					8/31/2023	19,730	3,351,535

Douglas N. Comings	8/28/2025	1,543	(2)	262,109	8/28/2025	2,229	378,640
	8/29/2024	2,279	(2)	387,134	8/29/2024	9,454	1,605,951
	12/13/2023	187	(5)	31,766	12/13/2023	1,574	267,375
	8/31/2023	1,935	(2)	328,698	8/31/2023	16,298	2,768,541
	11/5/2015	96	(4)	16,308
	8/27/2015	195	(4)	33,125
	8/28/2014	216	(4)	36,692
	8/29/2013	260	(4)	44,166

(1)

RSUs and performance shares are valued based on the $169.87 closing price of the Company’s common stock as of the end of our fiscal year, June 24, 2026. The fiscal 2026 - fiscal 2028 performance shares reflect achieving target performance because performance as of the end of fiscal 2026 was tracking below target. The fiscal 2025 - fiscal 2027 performance shares and the fiscal 2025 Performance Share Retention Plan awards reflect achieving maximum performance because performance as of the end of fiscal 2026 was tracking above the maximum. Performance share awards vest after the conclusion of the relevant performance period and certification by the Talent & Compensation Committee of the earned achievement and payout. The fiscal 2024 - fiscal 2026 performance shares reflect actual performance, and were paid out on August 13, 2026 at 200% of target.

(2)	These RSUs were granted to NEOs as part of their annual equity award and vest in three equal annual installments on each of the first, second and third anniversaries of the date of grant.
(3)

These RSUs were granted to Ms. Ware as a result of a mid-year increase in her target equity compensation and vest in three equal installments on the first, second, and third anniversaries of the date of grant.

(4)

These RSUs were granted to NEOs under a Career Equity program that is no longer actively used, but outstanding RSUs previously granted under the program will vest upon a qualifying retirement from the Company.

(5)	These RSUs were granted to Mr. Comings as a result of a mid-year increase in his compensation and vest in three equal installments on the first, second, and third anniversaries of the date of grant.

34	Brinker International • 2026 Notice & Proxy	Making People Feel Special

FISCAL 2026 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Kevin D. Hochman	—	—	227,259	35,479,727

Michaela M. Ware	—	—	13,519	2,107,730

Aaron M. White	4,304	510,175	33,849	5,214,095

George S. Felix	—	—	35,025	5,477,366

Douglas N. Comings	—	—	27,768	4,334,952

(1)	Reflects the difference between the market price of our common stock at the date and time of exercise and the exercise price of the option.
(2)

Reflects the vesting of (i) the RSUs granted in fiscal 2023, one-third of the RSUs granted in each of fiscal 2024 and fiscal 2025, and the performance shares granted under the fiscal 2023 - fiscal 2025 Performance Share Plan, (ii) for Ms. Ware, one-third of the RSUs granted in fiscal 2025 as a result of a mid-year increase in her target equity compensation, (iii) for Ms. White, the RSUs granted in fiscal 2023 as a result of an increase in her annual compensation due to her appointment as Executive Vice President and Chief People Officer, (iv) for Mr. Felix, the RSUs granted in fiscal 2023 to make him whole for certain foregone compensation from his prior employer, and (v) for Mr. Comings, one-third of the RSUs granted in fiscal 2024 as a result of a mid-year increase in his compensation.

(3)	The value realized is based upon the average of the high and low price of our common stock on the date of vesting multiplied by the number of units which vested.

FISCAL 2026 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The Deferred Plan is a non-qualified deferred compensation plan for all of our officers, including the NEOs. Deferred Plan participants elect the percentage of their salary and bonus, not to exceed 50%, they wish to defer into their Deferred Plan account. Of our NEOs, only Mr. Comings participates in the Deferred Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Kevin D. Hochman	—	—	—	—	—

Michaela M. Ware	—	—	—	—	—

Aaron M. White	—	—	—	—	—

George S. Felix	—	—	—	—	—

Douglas N. Comings	88,283	—	21,442	—	331,567

(1)

Our Deferred Plan pays a fixed rate of interest on participants’ deferrals which is compounded monthly. The interest rate is based on the prime rate on the first business day each November. The rate was 8.0% in calendar 2025 and 7.0% in calendar 2026.

EXECUTIVE RETIREMENT BENEFITS

For those executives who remain with us for their career, we want to ensure they are able to benefit from their contributions to our long-term success. Therefore, we have defined retirement provisions that allow for post-employment benefits. Early retirement is defined as age plus years of service equals 70, with a minimum age of 55. Normal retirement is defined as age plus years of service equals 70, with a minimum age of 60; or attainment of age 65 (regardless of service). These definitions apply to all of our equity programs (except as specified below), our retiree medical program, and our Bonus Plan. Retirement treatment does not apply to retention grants or one-time equity grants, such as awards under the fiscal 2025 Performance Share Retention Plan. Listed below are our general equity programs and their treatment under early and normal retirement scenarios:

	Early Retirement	Normal Retirement
Career Equity(1)	Pro-rated and paid upon retirement	The full award is paid upon retirement

Performance Shares	Pro-rated and paid at the end of the measurement period based on actual results	The full award is paid at the end of the measurement period based on actual results

Restricted Stock Units	Pro-rated and paid on the standard vesting schedule	The full award is paid on the standard vesting schedule

Bonus Plan	Pro-rated and may be paid at end of the fiscal year at the discretion of the Committee	Pro-rated and may be paid at end of the fiscal year at the discretion of the Committee

(1)

Career Equity was an RSU program previously implemented as a retention device since the RSUs granted under this program only vest upon a qualifying retirement. The program was discontinued after fiscal 2016, but Ms. Ware and Mr. Comings still hold outstanding unvested RSUs granted under this program.

Making People Feel Special	Brinker International • 2026 Notice & Proxy	35

Our performance share plan and RSU awards granted to NEOs require NEOs to provide significant advance notice to the chair of the Committee that the NEO is considering retirement in order to qualify for the retirement treatment described above. This notice requirement is intended to assist the Committee with succession planning.

TERMINATION AND CHANGE IN CONTROL AGREEMENTS

Employment Agreement—Kevin D. Hochman

In connection with his appointment as CEO, Mr. Hochman and the Company entered into an Employment Agreement (the “Hochman Employment Agreement”), which sets forth the terms of Mr. Hochman’s employment with the Company. The Hochman Employment Agreement is not for a fixed term.

Under the Hochman Employment Agreement, Mr. Hochman, as CEO, may become entitled to severance benefits. The severance benefits are payable to Mr. Hochman in the event of (A) a termination of employment by the Company without “cause” or resignation for “good reason” by Mr. Hochman prior to a change in control or more than two years following a change in control or (B) a termination of employment by the Company without cause or a resignation by Mr. Hochman for good reason within two years following a change in control.

For these purposes:

a.

“Change in control” is generally defined as a sale, transfer or other conveyance of all or substantially all of the assets of the Company, an acquisition by any person or group of more than 50% of our stock, or certain changes in our Board of Directors.

b.

“Cause” generally means the gross mismanagement or neglect of duties, a material breach of the Company’s written policies, violation of federal or state securities laws, rules or regulations, or an act of fraud, misappropriation or embezzlement, theft or falsification of Company records or conviction of a felony.

c.

“Good reason” generally means a reduction in base salary (other than a general reduction in base salary that affects all similarly situated executives in substantially the same proportions), a reduction in target annual bonus opportunity, a relocation of the principal location at which Mr. Hochman is required to provide services by more than 50 miles, the failure of the Company to obtain an agreement from any successor to the Company to assume the obligations under the Hochman Employment Agreement, a material, adverse change in Mr. Hochman’s title, authority or responsibilities, a material breach by the Company of any material provisions of the Hochman Employment Agreement or other material written agreement with Mr. Hochman, or a failure of a successor to the Company to nominate Mr. Hochman to the successor’s board of directors.

Under the Hochman Employment Agreement, the severance benefits generally consist of the following:

a.

(i) 24 months of Mr. Hochman’s then-current base salary (in the event of a termination without cause or resignation for good reason by Mr. Hochman prior to or more than two years following a change in control) payable in installments over 24 months, or (ii) 36 months of Mr. Hochman’s then-current base salary (in the event of a termination without cause or a resignation for good reason within two years following a change in control) payable in a lump sum;

b.	a lump sum payment in an amount equal to Mr. Hochman’s target bonus for the year of termination under the Bonus Plan; and

c.	continued payment by the Company of Mr. Hochman’s health insurance coverage premiums for 18 months following Mr. Hochman’s termination of employment.

In connection with receipt of such severance benefits, Mr. Hochman is required to abide by certain restrictive covenants and to execute (and not revoke) a separation agreement and release of claims in a form satisfactory to the Company.

The treatment of Mr. Hochman’s outstanding equity awards upon the termination of his employment will be determined in accordance with the terms of the applicable equity plans.

Executive Severance Benefits Plan and Change in Control Severance Agreements

We have adopted the Executive Severance Benefits Plan (the “Severance Plan”) for certain eligible executive employees, including Ms. White and Mr. Comings, and have entered into a Change in Control Severance Agreement with Ms. White (the “White CIC Agreement”) and Mr. Comings (the “Comings CIC Agreement”). Mr. Hochman (who is eligible for severance under the Hochman Employment Agreement, as described above), Ms. Ware and Mr. Felix do not participate in the Severance Plan and have not entered into Change in Control Severance Agreements. The Severance Plan provides that in the event that the employment of the Executive Officer is terminated by the Company without “cause” prior to a change in control or more than two years following a change in control, the Executive Officer shall be eligible to receive severance pursuant to the Severance Plan. In such a termination, the Severance Plan provides for the following benefits:

•

an amount equal to 18 months of the Executive Officer’s then-current base salary for Executive Vice Presidents (including Ms. White) and 12 months of the Executive Officer’s then-current base salary for Senior Vice Presidents (including Mr. Comings) payable in a lump sum within 60 days following the date of such termination of employment, plus;

•

an amount equal to the annual bonus that would have been earned under the Bonus Plan for the fiscal year in which the termination of employment occurs, based on the actual Company performance for the fiscal year as if the Executive Officer had remained employed through the end of the fiscal year, payable in a lump sum in the Company’s fiscal year following the performance year in which the termination of employment occurred; and

36	Brinker International • 2026 Notice & Proxy	Making People Feel Special

•

continued payment by the Company of the Executive Officer’s health insurance coverage premiums for 18 months for Executive Vice Presidents (including Ms. White) and 12 months for Senior Vice Presidents (including Mr. Comings) following the Executive Officer’s termination date to the same extent that the Company paid for such coverage immediately prior to the date of termination (the “12-Month COBRA Subsidy”).

The White CIC Agreement and Comings CIC Agreement further provide that if the Executive Officer’s employment is terminated by the Company without “cause” or the Executive Officer resigns for “good reason” within two years of a change in control, the Executive Officer will be entitled to receive the following benefits:

•	an amount equal to 12 months of the Executive Officer’s then-current base salary, plus;

•	an amount equal to the Executive Officer’s target bonus for the year of termination under the Bonus Plan, payable in a lump sum within 60 days following the date of such termination of employment; and

•	the 12-Month COBRA Subsidy.

In connection with receipt of the foregoing severance benefits, the applicable NEOs are required to abide by certain restrictive covenants and to execute (and not-revoke) a separation agreement and release of claims in a form satisfactory to the Company.

Under the White CIC Agreement and Comings CIC Agreement and Severance Plan (other than with regard to “Good Reason”, which doesn’t apply under the Severance Plan):

•	“Cause” generally means an act of fraud, misappropriation, or embezzlement, the gross mismanagement or neglect of duties or Company policies or the conviction of a felony.

•

“Change in control” generally means a sale, transfer or other conveyance of all or substantially all of the assets of the Company, an acquisition by any person or group of more than 50% of our stock, or certain changes in our Board of Directors.

•

“Good reason” generally means a material diminution in base salary, a reduction in target annual bonus opportunity, a relocation of the principal location at which the Executive Officer is required to provide services by more than 50 miles, the failure of the Company to obtain an agreement from any successor to the Company to assume the obligations under the Change in Control Severance Agreement, or a material, adverse change in the executive’s title, reporting relationship, authority or responsibilities.

Termination Provisions Outside of a Change in Control—Equity Awards

In the event that an NEO’s employment is terminated without “cause” (as defined in the applicable award agreements) outside of the context of a change in control:

•	a pro-rata number of their RSUs, determined based on the number of months the NEO was employed by the Company during the applicable vesting period, will vest as of the termination date;

•	a pro-rata number of their performance shares, determined based on the number of months the NEO was employed by the Company during the applicable performance period, will continue to vest; and

•

under the fiscal 2025 Performance Share Retention Plan, a pro-rata number of such performance shares, determined based on the number of months the NEO was employed by the Company during the applicable performance period, will continue to vest.

Change in Control Provisions—Equity and Other Incentive Awards

Our equity-based awards do not use single-trigger provisions that would result in the automatic full vesting of awards upon a change in control. The vesting provisions in relation to a change in control for equity-based awards granted to the NEOs and our short-term Bonus Plan are detailed below:

Short-Term Bonus Plan:

•

Our fiscal 2026 short-term Bonus Plan is a cash-based annual incentive arrangement in which NEOs participated together with all team members employed at our restaurant support center. In the event of a change in control (as defined in the Bonus Plan) during the fiscal year, all participants (including NEOs) will receive a payment equal to the greater of (i) the payout as calculated under the provisions of the plan, or (ii) the participant’s target award, provided that the participant does not cease to be an employee of the Company prior to the change in control. The target awards and actual payouts for the NEO’s under the fiscal 2026 short-term Bonus Plan are set forth in the Fiscal 2026 Short-Term Incentive Payout versus Target table of the CD&A.

Restricted Stock Units:

•

RSUs do not become fully vested upon a change in control (as defined in the applicable award agreement) unless the awards are not assumed or replaced with comparable awards by the acquiring entity or cease to remain outstanding immediately following the change in control. If a participating NEO’s employment is terminated without “cause” following a change in control that occurs during the applicable vesting period or the NEO terminates their employment for “good reason” following a change in control that occurs during the applicable vesting period, such RSUs become fully vested upon such termination of employment.

Making People Feel Special	Brinker International • 2026 Notice & Proxy	37

Performance Share Plans & fiscal 2025 Performance Share Retention Plan:

•

Performance share awards do not vest upon a change in control (as defined in the Company’s applicable Performance Share Plan or the fiscal 2025 Performance Share Retention Plan, as applicable) unless the awards are not assumed or replaced with comparable awards by the acquiring entity in such a change in control or cease to remain outstanding immediately following the change in control, in which case the NEO will vest in the greater of the target number of shares or the number of achieved shares determined based on performance through the change in control date or, with respect to performance shares awarded under the 2026 Performance Share Plan, the target number of shares. Otherwise, upon a change in control, the applicable measurement period (but not the performance period) will end and the performance calculations will be modified to account for the shortened measurement period. A participating NEO must remain employed through the end of the performance period to earn such award, unless the NEO’s employment is terminated without “cause” or terminates for “good reason” following the change in control, in which case the NEO will fully vest upon such termination in the number of achieved shares determined based on performance through the change in control date or, with respect to performance shares awarded under the 2026 Performance Share Plan, the target number of shares.

QUANTIFICATION OF TERMINATION PAYMENTS AND BENEFITS

The following tables reflect the amount of compensation that would be paid to each of our NEOs in the event of a termination of the NEO’s employment under various scenarios. The amounts shown assume that such termination of employment was effective as of June 24, 2026 and include estimates of the amounts that would be paid to each NEO upon such NEO’s termination of employment. The amounts are also based upon the assumption that the price per share of our common stock is equal to the closing price of our common stock on June 24, 2026 ($169.87), the last trading day in fiscal 2026. The tables include only additional benefits that result from the termination of employment and do not include any amounts or benefits earned, vested, accrued or owed under any plan for any other reason. The tables do not include potential amounts that could be paid under the Bonus Plan if the Committee maintains discretion on whether to pay such amounts.

38	Brinker International • 2026 Notice & Proxy	Making People Feel Special

FISCAL 2026 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

KEVIN D. HOCHMAN

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)(1)	Involuntary Not For Cause Termination or Resignation for Good Reason ($)(2)	For Cause Termination ($)	Involuntary Not For Cause Termination or Resignation for Good Reason Within Two Years of Change in Control ($)(3)	Disability ($)(4)	Death ($)(4)
Cash Compensation
Cash Severance(5)	—	—	2,188,799	—	3,263,799	—	—
Bonus(6)	—	—	1,818,558	—	1,818,558	—	—
Equity Compensation(7)
Performance Shares(8)	—	—	62,949,048	—	115,609,276	62,949,048	62,949,048
Restricted Stock Units	—	—	5,198,258	—	10,388,400	10,388,400	10,388,400
Benefits & Perquisites
Life Insurance(9)	—	—	—	—	—	—	3,500,000
Disability Insurance(10)	—	—	—	—	—	997,019	—
Total	—	—	72,154,663	—	131,080,033	74,334,467	76,837,448

(1)	As of the last day of the fiscal year, Mr. Hochman was not eligible for retirement under our retirement provisions.
(2)	In this scenario Mr. Hochman is able to retain a pro-rata portion of his performance share awards and RSUs.
(3)

In this scenario, Mr. Hochman’s performance share awards will vest in full based on actual performance through the date of the change in control (or, for performance share awards under the 2026 Performance Share Plan, based on target performance) and his RSUs will vest in full. For RSUs, the applicable period following a change in control is the remainder of the applicable vesting period rather than two years.

(4)	Under our death and disability provisions, Mr. Hochman is able to retain a pro-rata portion of his performance share awards and all of his RSUs vest in full.
(5)

Severance payments shown are based on the Hochman Employment Agreement. His agreement provides for 24 months of continued base salary and 18 months of continued insurance premiums in the event of a termination of employment without cause or resignation for good reason prior to or more than two years following a change in control, or a lump sum payment equal to 36 months of base salary and 18 months of continued insurance premiums upon a termination of employment without cause or a resignation for good reason within two years following a change in control.

(6)

The Hochman Employment Agreement states that an amount equal to Mr. Hochman’s target bonus award will be paid for the fiscal year in which either an involuntary termination without cause or a resignation for good reason occurs.

(7)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Hochman’s equity awards, please see the FISCAL 2026 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE.

(8)

Amounts shown here assume actual performance for the fiscal 2024 - fiscal 2026 performance shares, maximum for the fiscal 2025 - fiscal 2027 performance shares and the fiscal 2025 Performance Share Retention Plan awards, and target performance for the fiscal 2026 - fiscal 2028 performance shares.

(9)	The Company provides term life insurance for Mr. Hochman at four times base salary with a maximum benefit of $3,500,000.
(10)

Amount shown assumes that Mr. Hochman would be on short-term disability for seventeen weeks (which represents the maximum coverage allowed under our short-term disability plan based on tenure) and then long-term disability for two years.

Making People Feel Special	Brinker International • 2026 Notice & Proxy	39

FISCAL 2026 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

MICHAELA M. WARE

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)(1)	Involuntary Not For Cause Termination ($)(2)	For Cause Termination ($)	Involuntary Not For Cause Termination or Resignation for Good Reason Within Two Years of Change in Control ($)(3)	Disability ($)(4)	Death ($)(4)
Cash Compensation
Cash Severance	—	—	—	—	—	—	—
Bonus	—	—	—	—	—	—	—
Equity Compensation(5)
Performance Shares(6)	—	—	1,244,468	—	2,103,330	1,244,468	1,244,468
Restricted Stock Units	—	—	726,687	—	1,446,613	1,446,613	1,446,613
Benefits & Perquisites
Life Insurance(7)	—	—	—	—	—	—	2,700,000
Disability Insurance(8)	—	—	—	—	—	893,942	—
Total	—	—	1,971,155	—	3,549,943	3,585,023	5,391,081

(1)	As of the last day of the fiscal year, Ms. Ware was not eligible for retirement under our retirement provisions.
(2)	In this scenario Ms. Ware is able to retain a pro-rata portion of her performance share awards and RSUs.
(3)

In this scenario, Ms. Ware’s performance share awards will vest in full based on actual performance through the date of the change in control (or, for performance share awards under the 2026 Performance Share Plan, based on target performance) and her RSUs will vest in full. For RSUs, the applicable period following a change in control is the remainder of the applicable vesting period rather than two years.

(4)	Under our death and disability provisions, Ms. Ware is able to retain a pro-rata portion of her performance share awards and all of her RSUs vest in full.
(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Ms. Ware’s equity awards, please see the FISCAL 2026 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE.

(6)

Amounts shown here assume actual performance for the fiscal 2024 - fiscal 2026 performance shares, maximum for the fiscal 2025 - fiscal 2027 performance shares and the fiscal 2025 Performance Share Retention Plan awards, and target performance for the fiscal 2026 - fiscal 2028 performance shares.

(7)	The Company provides term life insurance for Ms. Ware at four times base salary with a maximum benefit of $3,500,000.
(8)

Amount shown assumes that Ms. Ware would be on short-term disability for seventeen weeks (which represents the maximum coverage allowed under our short-term disability plan based on tenure) and then long-term disability for two years.

40	Brinker International • 2026 Notice & Proxy	Making People Feel Special

FISCAL 2026 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

AARON M. WHITE

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)(1)	Involuntary Not For Cause Termination ($)(2)	For Cause Termination ($)	Involuntary Not For Cause Termination or Resignation for Good Reason Within Two Years of Change in Control ($)(3)	Disability ($)(4)	Death ($)(4)
Cash Compensation
Cash Severanc(5)	—	—	1,014,000	—	676,000	—	—
Bonus(6)	—	—	704,630	—	503,775	—	—
Equity Compensation(7)
Performance Shares(8)	—	—	9,489,362	—	17,143,619	9,489,362	9,489,362
Restricted Stock Units	—	—	750,024	—	1,412,129	1,412,129	1,412,129
Benefits & Perquisites
Life Insurance(9)	—	—	—	—	—	—	2,704,000
Disability Insurance(10)	—	—	—	—	—	894,200	—
Total	—	—	11,958,016	—	19,735,523	11,795,691	13,605,491

(1)	As of the last day of the fiscal year, Ms. White was not eligible for retirement under our retirement provisions.
(2)	In this scenario Ms. White is able to retain a pro-rata portion of her performance share awards and RSUs.
(3)

In this scenario, Ms. White’s performance share awards will vest in full based on actual performance through the date of the change in control (or, for performance share awards under the 2026 Performance Share Plan, based on target performance) and her RSUs will vest in full. For RSUs, the applicable period following a change in control is the remainder of the applicable vesting period rather than two years.

(4)	Under our death and disability provisions, Ms. White is able to retain a pro-rata portion of her performance share awards and all of her RSUs vest in full.
(5)

Severance payments shown are based on the Severance Plan and the White CIC Agreement. The Severance Plan provides for 18 months of continued base salary in the event of a termination of employment without cause prior to or more than two years following a change in control, and the White CIC Agreement provides for 12 months of continued base salary upon a termination of employment without cause or a resignation for good reason within two years following a change in control.

(6)

In the event of an involuntary not for cause termination under the Severance Plan (not related to a change in control), Ms. White would be paid an amount equal to what Ms. White would have earned based on Company achievement if she had remained employed. The bonus shown for involuntary not for cause termination was earned for fiscal 2026 but was unpaid as of the last day of the fiscal year. The White CIC Agreement states that Ms. White’s target bonus award for the fiscal year of termination will be paid upon termination without cause or resignation for good reason within two years following a change in control.

(7)

The amounts shown here do not include the value of any vested equity awards. For more information on Ms. White’s equity awards, please see the FISCAL 2026 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE.

(8)

Amounts shown here assume actual performance for the fiscal 2024 - fiscal 2026 performance shares, maximum for the fiscal 2025 - fiscal 2027 performance shares and the fiscal 2025 Performance Share Retention Plan awards, and target performance for the fiscal 2026—fiscal 2028 performance shares.

(9)	The Company provides term life insurance for Ms. White at four times base salary with a maximum benefit of $3,500,000.
(10)

Amount shown assumes that Ms. White would be on short-term disability for seventeen weeks (which represents the maximum coverage allowed under our short-term disability plan based on tenure) and then long-term disability for two years.

Making People Feel Special	Brinker International • 2026 Notice & Proxy	41

FISCAL 2026 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

GEORGE S. FELIX

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)(1)	Involuntary Not For Cause Termination ($)(2)	For Cause Termination ($)	Involuntary Not For Cause Termination or Resignation for Good Reason Within Two Years of Change in Control ($)(3)	Disability ($)(4)	Death ($)(4)
Cash Compensation
Cash Severance	—	—	—	—	—	—	—
Bonus	—	—	—	—	—	—	—
Equity Compensation(5)
Performance Shares(6)	—	—	6,922,349	—	12,120,394	6,922,349	6,922,349
Restricted Stock Units	—	—	571,825	—	1,068,992	1,068,992	1,068,992
Benefits & Perquisites
Life Insurance(7)	—	—	—	—	—	—	2,400,000
Disability Insurance(8)	—	—	—	—	—	874,615	—
Total	—	—	7,494,174	—	13,189,386	8,865,956	10,391,341

(1)	As of the last day of the fiscal year, Mr. Felix was not eligible for retirement under our retirement provisions.
(2)	In this scenario Mr. Felix is able to retain a pro-rata portion of his performance share awards and RSUs.
(3)

In this scenario, Mr. Felix’s performance share awards will vest in full based on actual performance through the date of change in control (or, for performance share awards under the 2026 Performance Share Plan, based on target performance) and all of his RSUs vest in full. For RSUs, the applicable period following a change in control is the remainder of the applicable vesting period rather than two years.

(4)	Under our death and disability provisions, Mr. Felix is able to retain a pro-rata portion of his performance share awards and all of his RSUs vest in full.
(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Felix’s equity awards, please see the FISCAL 2026 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE.

(6)

Amounts shown here assume actual performance for the fiscal 2024 - fiscal 2026 performance shares, maximum for the fiscal 2025 - fiscal 2027 performance shares and the fiscal 2025 Performance Share Retention Plan awards, and target performance for the fiscal 2026 - fiscal 2028 performance shares.

(7)	The Company provides term life insurance for Mr. Felix at four times base salary with a maximum benefit of $3,500,000.
(8)

Amount shown assumes that Mr. Felix would be on short-term disability for seventeen weeks (which represents the maximum coverage allowed under our short-term disability plan based on tenure) and then long-term disability for two years.

42	Brinker International • 2026 Notice & Proxy	Making People Feel Special

FISCAL 2026 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

DOUGLAS N. COMINGS

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)(1)	Involuntary Not For Cause Termination ($)(2)	For Cause Termination ($)	Involuntary Not For Cause Termination or Resignation for Good Reason Within Two Years of Change in Control ($)(3)	Disability ($)(4)	Death ($)(4)
Cash Compensation
Cash Severance(5)	—	—	566,060	—	566,060	—	—
Bonus(6)	—	—	488,544	—	349,284	—	—
Equity Compensation(7)
Performance Shares(8)	—	—	4,232,763	—	5,020,507	4,232,763	4,232,763
Restricted Stock Units	—	—	589,057	—	1,139,998	1,139,998	1,139,998
Benefits & Perquisites
Life Insurance(9)	—	—	—	—	—	—	1,622,400
Disability Insurance(10)	—	—	—	—	—	788,320	—
Total	—	—	5,876,424	—	7,075,849	6,161,081	6,995,161

(1)	As of the last day of the fiscal year, Mr. Comings was not eligible for retirement under our retirement provisions.
(2)	In this scenario Mr. Comings is able to retain a pro-rata portion of his performance share awards and RSUs.
(3)

In this scenario, Mr. Comings’ performance share awards will vest in full based on actual performance through the date of the change in control (or, for performance share awards under the 2026 Performance Share Plan, based on target performance) and his RSUs will vest in full. For RSUs, the applicable period following a change in control is the remainder of the applicable vesting period rather than two years.

(4)	Under our death and disability provisions, Mr. Comings is able to retain a pro-rata portion of his performance share awards and all of his RSUs vest in full.
(5)

Severance payments shown are based on the Severance Plan and the Comings CIC Agreement. The Severance Plan provides for 12 months of continued base salary and 12 months of continued insurance premiums in the event of a termination of employment without cause prior to or more than two years following a change in control, and the Comings CIC Agreement provides for the same upon a termination of employment without cause or a resignation for good reason within two years following a change in control.

(6)

In the event of an involuntary not for cause termination under the Severance Plan (not related to a change in control), Mr. Comings would be paid an amount equal to what Mr. Comings would have earned based on Company achievement if he had remained employed. The bonus shown for involuntary not for cause termination was earned for fiscal 2026 but was unpaid as of the last day of the fiscal year. The Comings CIC Agreement states that Mr. Comings’ target bonus award for the fiscal year of termination will be paid upon termination without cause or resignation for good reason within two years following a change in control.

(7)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Comings’ equity awards, please see the FISCAL 2026 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE.

(8)

Amounts shown here assume actual performance for the fiscal 2024 - fiscal 2026 performance shares, maximum for the fiscal 2025 - fiscal 2027 performance shares and the fiscal 2025 Performance Share Retention Plan awards, and target performance for the fiscal 2026 - fiscal 2028 performance shares.

(9)	The Company provides term life insurance for Mr. Comings at three times base salary with a maximum benefit of $3,500,000.
(10)

Amount shown assumes that Mr. Comings would be on short-term disability for seventeen weeks (which represents the maximum coverage allowed under our short-term disability plan based on tenure) and then long-term disability for two years.

Making People Feel Special	Brinker International • 2026 Notice & Proxy	43

CEO PAY RATIO

The Committee believes executive pay must be consistent and equitable to motivate our team members to create shareholder value. The Committee reviewed a comparison of annual total compensation of the CEO to the annual compensation of the median team member who was selected from all team members who were employed (other than the CEO) as of the last day of fiscal 2026.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median team member, we utilized total cash compensation paid during the year, and we annualized the compensation for any permanent team members that were not employed by us for all of fiscal 2026. We believe the use of total cash compensation for all employees as a consistently applied compensation measure is reasonable because a substantial portion of our team members only receive cash compensation. The majority of team members work part-time and as such are not eligible for our bonus or equity plans, and don’t work enough hours to participate in our company-paid benefit plans.

After identifying the median team member, a restaurant cook averaging less than 40 hours of work per week, we calculated annual total compensation for the team member using the same methodology we use to calculate annual total compensation for our NEOs as set forth in the Summary Compensation Table of this Proxy Statement.

The annual total compensation for Mr. Hochman, our current CEO, in fiscal 2026 was $10,679,756 as reported in the Summary Compensation Table above. The annual total compensation of our median team member was $24,148. Thus, our CEO’s annualized total compensation was approximately 442 times the pay of our median team member for fiscal 2026.

44	Brinker International • 2026 Notice & Proxy	Making People Feel Special

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Mr. Roberts(1)	Compensation Actually Paid to Mr. Roberts(2)	Summary Compensation Table Total for Mr. Hochman(1)	Compensation Actually Paid to Mr. Hochman(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(5)(6)	Net Income (in millions)(7)	Pre-tax Income (in millions)(8)

2026			$10,679,756	$8,147,999	$1,956,220	$1,416,847	$274.65	$120.30	$487.0	$580.9

2025			$30,465,768	$122,260,895	$3,178,126	$11,605,198	$285.64	$132.24	$383.1	$460.0
2024			$7,701,599	$25,426,699	$1,889,279	$4,464,747	$117.82	$113.63	$155.3	$164.9
2023			$6,295,047	$8,012,657	$1,774,015	$1,942,847	$58.53	$118.05	$102.6	$90.8

2022	$5,933,303	$(36,452,258)	$1,826,257	$1,466,528	$1,272,805	$(1,887,955)	$36.23	$91.15	$117.6	$115.2

(1)
The dollar amounts reported in column (b) are the amounts reported for Wyman Roberts, who served as the Company’s Chief Executive Officer for part of fiscal 2022 in the “Total” column of the Summary Compensation Table in fiscal 2022. The dollar amounts reported in column (d) are the amounts reported for Kevin Hochman, who served as the Company’s Chief Executive Officer for part of fiscal 2022 and all of fiscal 2023, fiscal 2024, fiscal 2025, and fiscal 2026, in the “Total” column of the Summary Compensation Table in each applicable year. Mr. Roberts retired from his position as CEO and President of Brinker and President of Chili’s Grill & Bar effective as of June 5, 2022. Mr. Hochman was appointed to serve as CEO and President of Brinker and President of Chili’s Grill & Bar effective as of June 6, 2022.

(2)
The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” to Mr. Roberts and Mr. Hochman, as applicable, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by such individual. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below for fiscal 2026. Equity values are calculated in accordance with ASC Topic 718, and the methodologies applied in the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. Information on calculations for fiscal 2025 is included in our 2025 Proxy Statement, information on calculations for fiscal 2024 is included in our 2024 Proxy Statement, and information on calculations for fiscal 2022 and fiscal 2023 is included in our 2023 Proxy Statement.

	Reported Summary Compensation Table Total	[Less] Value of “Stock Awards” Reported in Summary Compensation Table	[Plus] Fair Value at Fiscal Year- End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	[Plus] Change in Fair Value from Prior Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	[Plus] Fair Value at Vesting Date of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	[Plus] Change in Fair Value from Prior Fiscal Year End to Vesting Date of Stock Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	[Less] Prior Year-End Fair Value of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions During Fiscal Year	Compensation Actually Paid to Mr. Hochman
2026	$10,679,756	$7,049,883	$7,330,052	$2,163,639	$—	$(4,975,565)	$—	$8,147,999

(3)
The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s other NEOs as a group (excluding Mr. Roberts and Mr. Hochman) (the “Non-PEO NEOs”) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for these purposes in each applicable year are as follows: (i) for 2026 and 2025, Ms. Ware, Ms. White, Mr. Felix and Mr. Comings; (ii) for 2024, Joseph G. Taylor, Ms. White, Mr. Felix and Dominique J. Bertolone; (iii) for 2023, Mr. Taylor, Steven D. Provost, Ms. White, Mr. Felix, Richard A. Badgley and Wade R. Allen; and (iv) for 2022, Mr. Taylor, Mr. Provost, Mr. Badgley and Charles A. Lousignont.

(4)
The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the Non-PEO NEOs as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below for fiscal 2026. Equity values are calculated in accordance with ASC Topic 718, and the methodologies applied in the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant. Information on calculations for fiscal 2025 is included in our 2025 Proxy Statement, information on calculations for fiscal 2024 is included in our 2024 Proxy Statement, and information on calculations for fiscal 2022 and fiscal 2023 is included in our 2023 Proxy Statement.

Making People Feel Special	Brinker International • 2026 Notice & Proxy	45

	Average Reported Summary Compensation Table Total	[Less] Average Value of “Stock Awards” Reported in Summary Compensation Table	[Plus] Average Fair Value at Fiscal Year- End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	[Plus] Average Change in Fair Value from Prior Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	[Plus] Average Fair Value at Vesting Date of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	[Plus] Average Change in Fair Value from Prior Fiscal Year End to Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	[Less] Average Prior Year-End Fair Value of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions During Fiscal Year	Average Compensation Actually Paid Non-PEO NEOs
2026	$1,956,220	$724,854	$753,658	$49,339	$—	$(617,516)	$—	$1,416,847

(5)
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the applicable
1-,
2-,
3-,
4-
or
5-
year measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price (or the index price) at the end of each of the Company’s fiscal years shown and the beginning of the measurement period, by (b) the Company’s share price (or the index price) at the beginning of the measurement period. The beginning of the measurement periods is June 30, 2021 for each year in the table.

(6)
The peer group used for this purpose is the S&P Restaurants Index, comprised of Chipotle Mexican Grill, Inc., Darden Restaurants, Inc., Domino’s Pizza, Inc., DoorDash, Inc., McDonald’s Corporation., Starbucks Corporation., and Yum! Brands, Inc.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)	Pre-tax income was the Company-Selected Measure. The dollar amounts reported represent the amount of pre-tax income reflected in the Company’s audited financial statements for the applicable year.
Relationship between Compensation Actually Paid and Performance Measures
As shown in the charts and further discussed below, the relationship between the Compensation Actually Paid to the PEOs and the Average Compensation Actually Paid to the
Non-PEO
NEOs over the last five fiscal years (collectively, “NEO Compensation Actually Paid”) to each of (1) TSR, (2) Net Income, and
(3) Pre-tax
Income demonstrates that such compensation fluctuates to the extent the Company is achieving its goals and increasing value for shareholders in line with the Company’s compensation philosophy and performance-
based
objectives
.

Brinker & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment From 6/30/2021
$150
$125
$100
$75
$50
$25
$0
$(25)
$(50)
$320
$280
$240
$200
$160
$120
$80
$40
$0
$91.15
$1.5
$(1.9)
$36.23
$(36.5)
$1.9
$8.0
$4.5
$25.4
$11.6
$122.3
$274.65
$120.30
$1.4
$8.1
06/29/22
06/28/23
06/26/24
06/25/25
06/24/26
Mr. Roberts CAP ($M)
Average NEO CAP ($M)
Mr. Hochman CAP ($M)
EAT
S&P Restaurants Index

46	Brinker International • 2026 Notice & Proxy	Making People Feel Special

Brinker Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of Net Income ($M)
$150
$125
$100
$75
$50
$25
$0
$(25)
$(50)
$560
$490
$420
$350
$280
$210
$140
$70
$0
$(36.5)
$(1.9)
$1.5
$117.6
$1.9
$8.0
$102.6
$4.5
$25.4
$155.3
$11.6
$122.3
$383.1
$1.4
$8.1
$487.0
06/29/22
06/28/23
06/26/24
06/25/25
06/24/26
Mr. Roberts CAP ($M)
Average NEO CAP ($M)
Mr. Hochman CAP ($M)
Net Income ($M)

Brinker Pre-tax Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of Pre-tax Income ($M)
$150
$125
$100
$75
$50
$25
$0
$(25)
$(50)
$600
$525
$450
$375
$300
$225
$150
$75
$0
$(36.5)
$(1.9)
$1.5
$115.2
$1.9
$8.0
$90.8
$4.5
$25.4
$164.9
$11.6
$122.3
$460.0
$1.4
$8.1
$580.9
06/29/22
06/28/23
06/26/24
06/25/25
06/24/26
Mr. Roberts CAP ($M)
Average NEO CAP ($M)
Mr. Hochman CAP ($M)
Pre-tax Income ($M)

In fiscal 2022, the Company did not achieve expected net income and pre-tax
income targets as a result of challenging market and economic conditions. This resulted in a significant stock price decrease from the prior year that significantly decreased both the fair value of outstanding equity awards granted in prior fiscal years and the total NEO Compensation Actually Paid.
In fiscal 2023, under new leadership, the Company established new strategic pillars for long-term growth. Each pillar required investment into the business while the Company continued to be impacted by significant macroeconomic conditions, including high levels of inflation. Although this resulted in lower net income and pre-tax
income, the Company’s trajectory at the end of the fiscal year and prospects for long-term growth were much stronger than the prior fiscal year, resulting in an increased stock price and increases in both the fair value of outstanding equity awards granted in prior fiscal years and the total NEO Compensation Actually Paid.

Making People Feel Special	Brinker International • 2026 Notice & Proxy	47

In each of fiscal 2024 and fiscal 2025, the Company’s
successful
marketing initiatives brought new guests to our restaurants while our long-term growth investments continued to improve operations and provide better guest experiences. As a result, the Company’s same restaurant sales increased substantially and significantly outperformed the casual dining industry. The Company’s net income and pre-tax
income also grew considerably with sales, resulting in dramatic stock price growth from the prior fiscal year. The stock price growth increased both the fair value of outstanding equity awards granted in prior fiscal years and the total NEO Compensation Actually Paid. In fiscal 2025, the Committee also approved one-time
awards under a Performance Share Retention Plan for Mr. Hochman, Ms. White and Mr. Felix to reward them for their contributions to the Company’s extraordinary performance, to recognize their unique importance to the Company’s long-term growth strategy, and to retain them during a period of high executive turnover in the Company’s industry. The full value of the awards is included in NEO Compensation Actually Paid for fiscal 2025 even though the performance shares are earned over a five-year period under the plan.
In fiscal 2026, the Company’s investments in the business and continued focus on the fundamentals of operating great restaurants resulted in continued industry-leading growth in sales and net income and pre-tax
income that exceeded the Company’s plans and expectations. See also the
Compensation Discussion and Analysis
section of this Proxy Statement for additional information regarding our fiscal 2026 NEO compensation. Our stock price declined slightly as investors appeared to be monitoring whether the Company could continue to grow through fiscal 2026 and beyond following the high level of success in prior years. This stock price movement had the effect of decreasing total NEO Compensation Actually Paid relative to the amounts reported in the Summary Compensation Table.
The list below represents the most important financial performance measures linking the Compensation Actually Paid for fiscal year 2026 with Company Performance as further described in the Compensation Discussion and Analysis within the sections titled “Short-Term Incentives” and “Long-term Incentives”.

1.	EBITDA
2.	Revenues
3.	Pre-tax Income

48	Brinker International • 2026 Notice & Proxy	Making People Feel Special

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our management is responsible for our financial reporting process, including our system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. KPMG LLP, our independent registered public accounting firm, is responsible for performing independent audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee also is responsible for the selection of our independent registered public accounting firm. The Audit Committee is composed solely of independent directors who are qualified for service under NYSE listing standards and SEC rules.

In this context, the Audit Committee reviewed and held discussions with our management regarding our audited consolidated financial statements. Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S. Such discussions also involved an evaluation of the independence of KPMG LLP. The Audit Committee reviewed and discussed the audited consolidated financial statements with both management and KPMG LLP. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee about independence and discussed with KPMG LLP their independence in connection with their audit of our consolidated financial statements. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of our internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, KPMG LLP.

Based on the discussions with KPMG LLP concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 24, 2026 for filing with the SEC. The Audit Committee approved the appointment of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year.

Further, in accordance with its written charter, the Audit Committee is responsible for discussions with management relating to the Company’s processes to monitor and minimize significant risks and exposures. During fiscal 2026, the Audit Committee reviewed and discussed with management progress on the Company’s enterprise risk management processes, including the evaluation of identified risks and alignment of Company processes to manage the risks within the Company’s approved strategies.

Respectfully submitted,

AUDIT COMMITTEE

WILLIAM T. GILES (Chair)

FRANCES L. ALLEN

HARRIET EDELMAN

TIMOTHY A. JOHNSON

JAMES C. KATZMAN

FRANK D. LIBERIO

Making People Feel Special	Brinker International • 2026 Notice & Proxy	49

STOCK OWNERSHIP OF CERTAIN PERSONS

The following table shows the beneficial ownership of our common stock as of September 8, 2026 by (a) all persons known by us to beneficially own more than 5% of our common stock as of such date, (b) each present director, including present directors being considered for election at the Annual Meeting, (c) the NEOs and (d) all Executive Officers and directors as a group.

Name	Number of Shares of Common Stock Beneficially Owned as of September 8, 2026		Number Attributable to Options Exercisable Within 60 Days of September 8, 2026		Percent(11)

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	6,545,938	(1)	—	(5)	15.63%

FMR LLC 245 Summer Street Boston, MA 02210	6,527,171	(2)	—	(5)	15.58%

Vanguard Portfolio Management 100 Vanguard Blvd. Malvern, PA 19355	2,500,356	(3)	—	(5)	5.97%

Vanguard Capital Management 100 Vanguard Blvd. Malvern, PA 19355	2,275,822	(4)	—	(5)	5.43%

Directors(6)
Frances L. Allen	12,707	(7)	—	(8)	*
Cynthia L. Davis	9,139	(7)	—	(8)	*
Joseph M. DePinto	77,812	(7)	—	(8)	*
Harriet Edelman	21,691	(7)	—	(8)	*
William T. Giles	56,405	(7)	—	(8)	*
Kevin D. Hochman	144,603	(7)	—	(8)	*
Ramona T. Hood	9,753	(7)	—	(8)	*
Timothy A. Johnson	1,522	(7)	—	(8)	*
James C. Katzman	25,744	(7)	—	(8)	*
Frank D. Liberio	2,538	(7)	—	(8)	*

Named Executive Officers(6)(9)
Douglas N. Comings	18,628	(7)	—	(10)	*
George S. Felix	5,988	(7)	—	(10)	*
Michaela M. Ware	20,754	(7)	—	(10)	*
Aaron M. White	42,212	(7)	—	(10)	*
All Executive Officers and Directors as a Group (17 persons)	492,950	(7)	—	(10)	1.18%

*	Less than 1%.

(1)

Based on information contained in Schedule 13G/A for the quarter ended March 31, 2025, filed on April 25, 2025. The Schedule 13G/A reported that BlackRock, Inc. had sole dispositive power over 6,545,938 shares of common stock, sole voting power over 6,491,644 shares of common stock and shared dispositive and shared voting power over no shares of common stock.

(2)

Based on information contained in Schedule 13G/A for the quarter ended March 31, 2026, filed on May 6, 2026. The Schedule 13G/A reported that FMR LLC had sole dispositive power over 6,527,171 shares of common stock, sole voting power over 6,345,789 shares of common stock, and shared dispositive and shared voting power over no shares of common stock. The Schedule 13G/A also reported that Abigail P. Johnson (the Chairman and Chief Executive Officer, of FMR LLC) had sole dispositive power over 6,527,171 shares of common stock, and shared dispositive and voting power and sole voting power over no shares of common stock.

(3)

Based on information contained in Schedule 13G for the quarter ended March 31, 2026, filed on April 29, 2026. The Schedule 13G reported that Vanguard Portfolio Management had sole dispositive power over 2,500,356 shares of common stock, sole voting power over 37,725 shares of common stock, and shared dispositive and shared voting power over no shares of common stock.

(4)

Based on information contained in Schedule 13G for the quarter ended March 31, 2026, filed on April 29, 2026. The Schedule 13G reported that Vanguard Capital Management had sole dispositive power over 2,275,822 shares of common stock, sole voting power over 327,977 shares of common stock, and shared dispositive and shared voting power over no shares of common stock.

(5)	Not applicable.

50	Brinker International • 2026 Notice & Proxy	Making People Feel Special

(6)

We determined beneficial ownership in accordance with the rules of the SEC. Except as noted, and except for any community property interests owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of stock of which they are identified as being the beneficial owners.

(7)

Includes shares of common stock that may be acquired by exercise of options vested, or vesting within 60 days of September 8, 2026, under one of the following plans: i) 1998 Stock Option and Incentive Plan, ii) 2024 Stock Option and Incentive Plan, and (iii) 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants, as applicable.

(8)	Messrs. DePinto, Giles, Hochman, Johnson, Katzman, and Liberio, and Mms. Allen, Davis, Edelman and Hood own no stock options.
(9)	In addition to Mr. Hochman who also serves as a director.
(10)	Messrs. Comings and Felix and Mms. Ware and White own no stock options. All Executive Officers and Directors as a Group own no stock options.
(11)	These percentages are based on number of outstanding shares of common stock as of September 8, 2026 (41,881,260 shares).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As reflected in the Board’s Corporate Governance Guidelines and Audit Committee charter, the Audit Committee is currently responsible for reviewing all related person transactions, as defined in applicable SEC rules, and overseeing other related party transactions governed by applicable accounting standards. It is our practice to avoid related party transactions (except those which are employment related), as defined in applicable SEC rules and applicable accounting standards where possible. The Board or the Audit Committee will prohibit any such transaction if it is found to be inconsistent with the interests of the Company and its shareholders. If we believe we should enter into any such transactions, we will do so on terms no less favorable to us than we could obtain from third parties, and such transactions will be approved by a majority of the disinterested directors of the Board or the Audit Committee. There were no transactions required to be reported under Item 404 of the SEC’s Regulation S-K since the beginning of the last fiscal year.

Making People Feel Special	Brinker International • 2026 Notice & Proxy	51

FAQs ABOUT THE MEETING AND VOTING

Why did you send this Proxy Statement to me?

The Board of Directors of the Company is soliciting the enclosed proxy to be used at the Annual Meeting on November 5, 2026, at 9:00 a.m. (CST), and at any adjournment or postponement of that meeting. We anticipate that this Proxy Statement, the Annual Report, and the accompanying proxy will be posted on or about September 25, 2026, to our website at www.proxydocs.com/EAT, and the Notice of Internet Availability of Proxy Materials will be mailed on or about September 25, 2026, to all shareholders entitled to vote at the Annual Meeting.

Can I attend the Annual Meeting?

We have adopted a virtual format for our 2026 Annual Meeting. In order to attend the Annual Meeting, you must visit www.proxydocs.com/EAT and enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the attendance process. If the shares you own are held in “street name” by a bank or brokerage firm, please refer to the question below “Can I vote if my shares are held in “street name”?”

We encourage you to access the Annual Meeting before it begins. Online check-in will be available approximately 15 minutes before the Annual Meeting starts. Upon entry of your control number and other required information, you will receive further instructions allowing you to attend and participate at the Annual Meeting, submit questions, and vote at the virtual Annual Meeting. If you encounter any technical difficulties accessing the meeting during the check-in or meeting time, please call the technical support number posted on the virtual web portal log-in page. Technical support will be available beginning at 8:30 a.m. Central Time on November 5, 2026, and will remain available until the meeting has ended.

We are committed to affording shareholders the same rights and opportunities to participate as they would at an in-person meeting. We will try to answer as many shareholder-submitted questions during the live audio-only webcast as time permits that comply with the meeting rules of conduct, which will be available to all virtual participants attending the Annual Meeting. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions submitted and relevant to meeting matters that we do not have time to answer during the meeting will be posted to our investor relations website within a reasonably practical time following the Annual Meeting.

What is the purpose of the Annual Meeting?

The purpose of the meeting is to:

•	Elect nine (9) directors (Pages 4-7);
•	Vote on the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2027 (Page 8);
•	Cast an advisory vote to approve executive compensation (Page 9); and
•	Conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

Why am I being asked to review materials online?

Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders online, rather than mailing printed copies of those materials to each shareholder. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials online. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about September 25, 2026.

How many votes do I have?

If you were a shareholder of the Company at the close of business on September 8, 2026, then you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of the Company’s common stock you own as of that date. At the close of business on September 8, 2026, 41,881,260 shares of the Company’s common stock were outstanding and eligible to vote.

If the shares you own are held in “street name” by a bank or brokerage firm, please refer to the below FAQ of “Can I vote if my shares are held in “street name”?”

52	Brinker International • 2026 Notice & Proxy	Making People Feel Special

How do I vote prior to the Annual Meeting?

Whether you plan to participate in the Annual Meeting or not, we encourage you to follow the instructions on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. You may vote:

•

Online at www.proxypush.com/EAT by using your control number to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials or proxy card (if you are a shareholder of record), or by following the instructions on your voting instruction form (if your shares are held in street name) that you received from your bank or brokerage firm);

•

By phone, dial the toll-free number (866-785-4032) and enter your control number to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials or proxy card (if you are a shareholder of record), or follow instructions on your voting instruction form or notice (if your shares are held in street name)); and

•	By requesting, completing and mailing a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials, or voting instruction form.

May I revoke my proxy?

You may change your vote or revoke your proxy any time before the Annual Meeting by:

•	Returning another proxy card with a later date;
•	Sending written notification of revocation to the Chief Legal Officer and Secretary at our principal executive office at 3000 Olympus Blvd., Dallas, Texas 75019;
•	Entering a later vote by telephone or online; or
•	Attending the Annual Meeting and voting.

You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy. If you desire to do so, you must notify an authorized Brinker representative at the Annual Meeting of your desire to revoke your proxy and then you must vote at the Annual Meeting.

Who pays for the solicitation of proxies and how are they solicited?

We pay the entire cost of the solicitation of these proxies. This cost includes preparation, assembly, printing, and mailing of this Proxy Statement and any other information we send to you. We may supplement our efforts to solicit your proxy in the following ways:

•	We may contact you using the telephone or electronic communication;
•	Our directors, officers, or other regular employees may contact you personally; or
•	We may hire agents for the sole purpose of contacting you regarding the proxy.

If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, the bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If the bank or brokerage firm does not receive specific instructions, the bank or brokerage firm may in some cases vote your shares in its discretion but is not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the Annual Meeting. If you do not provide voting instructions and the bank or brokerage firm elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the bank or brokerage firm does not vote. If you are a street name shareholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank, or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning the voting instruction card to their broker, bank, or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. If you want to vote virtually online during the Annual Meeting, you may be required to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further voting instructions will be provided to you via email and/or through instructions found on the voting instructions provided by your broker, bank, or other nominee.

How do I vote if my shares are held in the Company’s 401(k) Plan?

If all or some of the shares you own are held through the Company’s 401(k) Plan, you may vote by phone or online by 11:59 p.m., EST, on November 5, 2026, or the Company’s agent must receive your paper proxy card on or before November 5, 2026.

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What is “householding”?

If you and others in your household own your shares in street name, you may receive only one copy of this Proxy Statement and the Fiscal 2026 Annual Report or of the Notice of Internet Availability of Proxy Materials. This practice is known as “householding.” If you hold your shares in street name and would like additional copies of these materials, please contact us by mail at Brinker International, Inc., 3000 Olympus Blvd., Dallas, Texas 75019, Attn: Investor Relations, or by email at Investor.Relations@brinker.com or by phone at 972-980-9917, and we will promptly deliver a separate copy of these materials to you. If you receive multiple copies and would prefer to receive only one set of these materials, please also contact your bank or broker. Brinker does not currently use householding for owners of record and will send notice to all owners of record before using householding. By using this method, we seek to give all owners of record the opportunity to continue to receive multiple copies of these materials in the same household.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting. Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each proposal?

•	Proposal 1: Elect Nine Directors

Each of the nine nominees for director will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. Shareholders do not have cumulative voting rights with respect to the election of directors.

•	Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm for Fiscal 2027

The affirmative vote of a majority of votes cast is required to approve this proposal.

•	Proposal 3: Advisory Vote to Approve Executive Compensation

The affirmative vote of a majority of votes cast is required for the approval, in an advisory, non-binding vote, of the compensation of the NEOs of the Company.

What effect will abstentions have on the outcome of each proposal?

Abstentions will have no effect on the outcome of the proposals at the Annual Meeting.

What effect will broker non-votes have on the outcome of each proposal?

Broker non-votes, if any, will have no effect on the outcome of the proposals at the Annual Meeting.

How will my proxy get voted?

If you vote over the phone or online, or properly fill in, execute, and return a paper proxy card (if requested), the designated Proxies (Kevin D. Hochman and Christopher L. Green) will vote your shares as you have directed. If you submit an executed paper proxy card, but do not make specific choices, the designated Proxies will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” election of each of the nine nominees for director;
•	“FOR” ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2027; and
•	“FOR” approval in an advisory, non-binding vote of the compensation of our NEOs.

How will voting on “any other business” be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is properly brought before the Annual Meeting, your signed or electronically transmitted proxy card gives authority to the designated Proxies to vote on such matters in their discretion.

Who will count the votes?

We have hired a third party, Mediant Communications, to judge voting, determine whether a quorum is present, and tabulate votes cast by proxy or at the Annual Meeting.

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Where can I find voting results of the meeting?

We will announce general voting results at the meeting and publish detailed final voting results in a Form 8-K filed with the SEC within four business days following the meeting.

How do I submit a proposal to be included in the Proxy Statement for next year’s annual meeting?

If you intend to present a proposal to be included in our Proxy Statement and proxy relating to the 2027 Annual Meeting, the Company must receive the proposal at its principal executive office no later than the close of business (6:00 p.m. Central Time) on May 28, 2027. The proposal must comply with Rule 14a-8 under the Exchange Act and should be addressed to the Chief Legal Officer and Secretary, Brinker International, Inc., 3000 Olympus Blvd., Dallas, Texas 75019.

How do I submit a proposal or director nomination to be presented at the 2027 Annual Meeting?

If you intend to present a proposal for other business or a nomination for election to the Board of Directors at the 2027 Annual Meeting that will not be included in the Proxy Statement pursuant to Rule 14a-8, you must comply with the requirements set forth in the bylaws (which includes information required under Rule 14a-19). Among other requirements, you must give timely notice to the Chief Legal Officer and Secretary, Brinker International, Inc., 3000 Olympus Blvd., Dallas, Texas 75019. To be timely for the 2027 Annual Meeting, the shareholder’s notice must be delivered or mailed and received by the Chief Legal Officer and Secretary no earlier than July 8, 2027, and no later than August 7, 2027. However, if the date of the 2027 Annual Meeting is more than 30 days before or after the anniversary date of this year’s Annual Meeting, the shareholder’s notice must be received by the Chief Legal Officer and Secretary no later than the close of business on the tenth calendar day following the first public announcement of the date of the 2027 Annual Meeting. Failure to comply with these and other applicable requirements may result in a nomination or proposal of other business being disregarded pursuant to our bylaws.

If you need a copy of the bylaws, you may obtain them free of charge from the Chief Legal Officer and Secretary or you may find them in the Company’s public filings with the SEC. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material.

How can I communicate with the Board of Directors?

If you or any interested party wishes to communicate with the Board of Directors, as a group, or with an individual director, such communication may be directed to the appropriate group or individual in care of the Chief Legal Officer, Brinker International, Inc., 3000 Olympus Blvd., Dallas, Texas 75019. Your Board of Directors has instructed the Chief Legal Officer to review and forward such communications to the appropriate person or persons for response. The Chief Legal Officer will screen correspondence directed to multiple Directors or the full Board in order to forward it to the most appropriate person or persons for response, and the Chief Legal Officer may dispose of advertisements and solicitations. Communications that relate to our accounting, internal accounting controls or auditing matters are referred to our Audit Committee Chair.

How can I access Brinker’s proxy materials and annual report electronically?

You can access the Company’s Proxy Statement, Fiscal 2026 Annual Report on Form 10-K and Fiscal 2026 Annual Report at www.brinker.com. You may simply click on the “Investors” tab on the home page, and then the “Financial Info” link in the red banner near the top of the page; the SEC Filings section of our website will be available for your usage. We will also provide you free copies of these documents if you send a written request to the Company’s Chief Legal Officer and Secretary, Daniel S. Fuller, at 3000 Olympus Blvd., Dallas, Texas 75019. If you received a Notice of Internet Availability of Proxy Materials, you may also access this information at the website described in the Notice. We also file and furnish our annual, quarterly and current reports and other information, including proxy statements, with the SEC. Our SEC filings are available to the public in the SEC’s website at www.sec.gov. The Fiscal 2026 Annual Report and the Form 10-K accompany this Proxy Statement but are not considered part of the proxy soliciting materials.

How long may I rely upon the information in this Proxy Statement? May I rely upon other materials as well regarding the Annual Meeting?

You should rely upon the information contained in this Proxy Statement to vote on the proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. We encourage you to check our website or the SEC’s website for any updates that we may make between the date of this Proxy Statement and date of the Annual Meeting.

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MISCELLANEOUS

The Annual Report to Shareholders of the Company, including our Form 10-K for the fiscal year ended June 24, 2026 accompanying this Proxy Statement is not deemed to be a part of the Proxy Statement.

By Order of the Board of Directors,

DANIEL S. FULLER

Chief Legal Officer and Secretary

Dallas, Texas

September 25, 2026

56	Brinker International • 2026 Notice & Proxy	Making People Feel Special

3000 Olympus Blvd., Dallas, TX 75019 • www.brinker.com

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Brinker International, Inc. Internet: www.proxypush.com/EAT • • Cast your vote online Annual Meeting of Shareholders • Have your Proxy Card ready Follow the simple instructions to record your vote For Shareholders of record as of September 8, 2026 Phone: Thursday, November 5, 2026 9:00 AM, Central Standard Time 1-866-785-4032 A live webcast of the Annual Meeting will be available online at • Use any touch-tone telephone • Have your Proxy Card ready www.proxydocs.com/EAT • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided VOTE BY: 9:00 AM, Central Standard Time, November 5, 2026. Virtual: To attend the meeting and participate visit www.proxydocs.com/EAT This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Kevin D. Hochman and Christopher L. Green, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Brinker International, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Brinker International, Inc. Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Directors Nominees: FOR AGAINST ABSTAIN 1.01 Frances L. Allen FOR #P2# #P2# #P2# 1.02 Cynthia L. Davis FOR #P3# #P3# #P3# 1.03 Joseph M. DePinto FOR #P4# #P4# #P4# 1.04 Harriet Edelman FOR #P5# #P5# #P5# 1.05 William T. Giles FOR #P6# #P6# #P6# 1.06 Kevin D. Hochman FOR #P7# #P7# #P7# 1.07 Ramona T. Hood FOR #P8# #P8# #P8# 1.08 James C. Katzman FOR #P9# #P9# #P9# 1.09 Frank D. Liberio FOR #P10# #P10# #P10# The Board of Directors recommends you vote FOR proposals 2 and 3. FOR AGAINST ABSTAIN 2. Ratification of the appointment of KPMG LLP as our Independent Registered Public FOR AccountingFirm for the fiscal year 2027 #P12# #P12# #P12# 3. Advisory Vote to Approve Executive Compensation FOR #P13# #P13# #P13# To attend the meeting and participate visit www.proxydocs.com/EAT Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date